Exhibit 99.3

Item 8.	Financial Statements and Supplementary Data.

RAIT FINANCIAL TRUST

Report of Independent Registered Public Accounting Firm

Board of Trustees

RAIT Financial Trust

We have audited the accompanying consolidated balance sheets of RAIT Financial Trust (a Maryland real estate investment trust) and subsidiaries (collectively RAIT Financial Trust or the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2008. Our audits of the basic financial statements included the financial statement schedules listed in the index appearing under item 8. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RAIT Financial Trust and its subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 2(p) to the consolidated financial statements, the Company has adopted FASB No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of Accounting Research Bulletin No. 51 and FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on January 1, 2009 and FASB No. 157, Fair Value Measurements, and No. 159, the Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115, on January 1, 2008.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), RAIT Financial Trust’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 27, 2009 expressed an unqualified opinion.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 27, 2009 (except for Note 15 and for the effects of the change in accounting for noncontrolling interests and convertible debt arrangements discussed in Note 2(p) as to which the date is June 26, 2009)

Report of Independent Registered Public Accounting Firm

Board of Trustees

RAIT Financial Trust

We have audited RAIT Financial Trust (a Maryland real estate investment trust) and subsidiaries’ (collectively RAIT Financial Trust or the Company) internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). RAIT Financial Trust’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, RAIT Financial Trust maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the COSO. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of RAIT Financial Trust and its subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008 and our report dated February 27, 2009 (except for Note 15 and for the effects of the change in accounting for noncontrolling interests and convertible debt arrangements discussed in Note 2(p) as to which the date is June 26, 2009) expressed an unqualified opinion on those financial statements.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 27, 2009

RAIT Financial Trust

Consolidated Balance Sheets

(Dollars in thousands, except share and per share information)

	As of December 31
	2008	2007
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$2,041,112	$2,339,356
Residential mortgages and mortgage-related receivables	3,598,925	4,065,083
Allowance for losses	(171,973)	(26,389)

Total investments in mortgages and loans	5,468,064	6,378,050
Investments in securities and security-related receivables ($1,920,883 and $2,776,833, respectively, at fair value)	1,920,883	3,827,800
Investments in real estate interests	350,487	117,238
Cash and cash equivalents	27,463	127,987
Restricted cash	197,366	298,433
Accrued interest receivable	99,609	110,287
Other assets	46,716	88,288
Deferred financing costs, net of accumulated amortization of $5,781 and $3,800, respectively	30,875	53,340
Intangible assets, net of accumulated amortization of $81,522 and $64,444, respectively	9,987	56,123

Total assets	$8,151,450	$11,057,580

Liabilities and Equity
Indebtedness:
Repurchase agreements	$—	$138,788
Secured credit facilities and other indebtedness	164,410	132,473
Mortgage-backed securities issued	3,364,151	3,801,959
Trust preferred obligations ($162,050 at fair value as of December 31, 2008)	162,050	450,625
CDO notes payable ($577,750 at fair value as of December 31, 2008)	2,029,500	5,093,833
Convertible senior notes	382,779	423,247

Total indebtedness	6,102,890	10,040,925
Accrued interest payable	80,035	65,880
Accounts payable and accrued expenses	19,446	18,523
Derivative liabilities	613,852	201,581
Deferred taxes, borrowers’ escrows and other liabilities	65,886	120,005
Distributions payable	—	28,068

Total liabilities	6,882,109	10,474,982
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 64,842,571 and 61,018,231 issued and outstanding, including 76,690 and 225,440 unvested restricted share awards, respectively	648	607
Additional paid in capital	1,613,853	1,577,975
Accumulated other comprehensive income (loss)	(231,425)	(440,039)
Retained earnings (deficit)	(304,059)	(557,615)

Total shareholders’ equity	1,079,084	580,996
Noncontrolling interests	190,257	1,602

Total equity	1,269,341	582,598

Total liabilities and equity	$8,151,450	$11,057,580

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Operations

(Dollars in thousands, except share and per share information)

	For the Years Ended December 31
	2008	2007	2006
Revenue:
Investment interest income	$691,287	$893,212	$138,639
Investment interest expense	(485,286)	(698,591)	(61,833)

Net interest margin	206,001	194,621	76,806
Rental income	19,161	11,291	12,639
Fee and other income	21,357	25,725	14,387

Total revenue	246,519	231,637	103,832
Expenses:
Compensation expense	29,804	34,739	12,736
Real estate operating expense	16,062	9,958	9,198
General and administrative expense	21,930	26,099	5,675
Stock forfeitures	—	9,708	—
Provision for losses	162,783	21,721	2,499
Depreciation expense	6,655	5,714	1,437
Amortization of intangible assets	17,077	61,269	3,175

Total expenses	254,311	169,208	34,720

Income (loss) before other income (expense), taxes and discontinued operations	(7,792)	62,429	69,112
Interest and other income	1,379	13,811	1,961
Gains (losses) on sale of assets	806	(109,889)	(6)
Gains on extinguishment of debt	42,572	—	—
Gains on deconsolidation of VIEs	—	117,158	—
Change in fair value of free-standing derivatives	(37,203)	(4,987)	788
Change in fair value of financial instruments	(552,437)	—	—
Unrealized gains (losses) on interest rate hedges	(407)	(7,789)	1,925
Equity in income (loss) of equity method investments	927	(56)	(259)
Asset impairments	(67,052)	(517,452)	—

Income (loss) before taxes and discontinued operations	(619,207)	(446,775)	73,521
Income tax benefit	2,137	10,784	1,183

Income (loss) from continuing operations	(617,070)	(435,991)	74,704
Income (loss) from discontinued operations	(2,115)	(1,487)	5,882

Net income (loss)	(619,185)	(437,478)	80,586
Income allocated to preferred shares	(13,641)	(11,817)	(10,079)
Income allocated to noncontrolling interests	189,580	69,707	(2,668)

Net income (loss) available to common shares	$(443,246)	$(379,588)	$67,839

Earnings (loss) per share—Basic:
Continuing operations	$(6.96)	$(6.16)	$2.11
Discontinued operations	(0.03)	(0.02)	0.20

Total earnings (loss) per share—Basic	$(6.99)	$(6.18)	$2.31

Weighted-average shares outstanding—Basic	63,394,447	61,403,986	29,580,982

Earnings (loss) per share—Diluted:
Continuing operations	$(6.96)	$(6.16)	$2.09
Discontinued operations	(0.03)	(0.02)	0.20

Total earnings (loss) per share—Diluted	$(6.99)	$(6.18)	$2.29

Weighted-average shares outstanding—Diluted	63,394,447	61,403,986	29,322,221

Distributions declared per common share	$1.27	$2.56	$2.70

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Comprehensive Income (Loss)

(Dollars in thousands)

	For the Years Ended December 31
	2008	2007	2006
Net income (loss)	$(619,185)	$(437,478)	$80,586
Other comprehensive income (loss):
Change in fair value of interest rate hedges	(88,876)	(201,029)	32,249
Reclassification adjustments associated with unrealized losses (gains) from interest rate hedges included in net income	407	7,789	(1,925)
Realized (gains) losses on interest rate hedges reclassified to earnings	9,849	(4,004)	(1,327)
Change in fair value of available-for-sale securities	(42,460)	(698,793)	(34,710)
Realized (gains) losses on available-for-sale securities reclassified to earnings, including asset impairments	20,961	348,005	—
Realized gains from deconsolidation of VIEs	—	80,722	—

Total other comprehensive income (loss)	(100,119)	(467,310)	(5,713)

Comprehensive income (loss)	(719,304)	(904,788)	74,873

Allocation to noncontrolling interests	187,793	100,063	(40)

Comprehensive income (loss) allocated to common shares	$(531,511)	$(804,725)	$74,833

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Shareholders’ Equity

(Dollars in thousands, except share information)

	Preferred Shares— Series A	Par Value Preferred Shares— Series A	Preferred Shares— Series B	Par Value Preferred Shares— Series B	Preferred Shares— Series C	Par Value Preferred Shares— Series C	Common Shares	Par Value Common Shares	Additional Paid In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Total Shareholders’ Equity	Non-controlling Interests	Total Equity
Balance, January 1, 2006	2,760,000	$28	2,258,300	$23	—	$—	27,899,065	$279	$602,655	$—	$6,250	$609,235	$460	$609,695
Net income	—	—	—	—	—	—	—	—	—	—	77,918	77,918	2,668	80,586
Preferred dividends	—	—	—	—	—	—	—	—	—	—	(10,079)	(10,079)	—	(10,079)
Common dividends declared	—	—	—	—	—	—	14,449	—	405	—	(93,835)	(93,430)	—	(93,430)
Other comprehensive loss, net	—	—	—	—	—	—	—	—	—	(3,085)	—	(3,085)	(2,628)	(5,713)
Stock options exercised	—	—	—	—	—	—	246,918	2	3,861	—	—	3,863	—	3,863
Stock compensation expense	—	—	—	—	—	—	69,422	1	874	—	—	875	—	875
Non-controlling interests assumed from Taberna	—	—	—	—	—	—	—	—	—	—	—	—	124,167	124,167
Issuance of Taberna preferred shares	—	—	—	—	—	—	—	—	—	—	—	—	77	77
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	—	(471)	(471)
Common shares issued, net	—	—	—	—	—	—	23,491,042	235	610,872	—	—	611,107	—	611,107

Balance, December 31, 2006	2,760,000	28	2,258,300	23	—	—	51,720,896	517	1,218,667	(3,085)	(19,746)	1,196,404	124,273	1,320,677
Net loss	—	—	—	—	—	—	—	—	—	—	(367,771)	(367,771)	(69,707)	(437,478)
Preferred dividends	—	—	—	—	—	—	—	—	—	—	(11,817)	(11,817)	—	(11,817)
Common dividends declared	—	—	—	—	—	—	—	—	—	—	(158,281)	(158,281)	—	(158,281)
Other comprehensive loss, net	—	—	—	—	—	—	—	—	—	(436,954)	—	(436,954)	(30,356)	(467,310)
Stock options exercised	—	—	—	—	—	—	7,377	—	59	—	—	59	—	59
Stock compensation expense	—	—	—	—	—	—	282,118	2	21,135	—	—	21,137	—	21,137
Acquisition of non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	—	(19,963)	(19,963)
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	—	(13,083)	(13,083)
Deconsolidation of VIEs	—	—	—	—	—	—	—	—	—	—	—	—	10,438	10,438
Preferred shares issued, net	—	—	—	—	1,600,000	16	—	—	38,659	—	—	38,675	—	38,675
Common shares issued, net	—	—	—	—	—	—	11,500,000	115	371,813	—	—	371,928	—	371,928
Issuance of common share conversion options with convertible debt	—	—	—	—	—	—	—	—	1,996	—	—	1,996	—	1,996
Repurchase of common shares, net	—	—	—	—	—	—	(2,717,600)	(27)	(74,354)	—	—	(74,381)	—	(74,381)

Balance, December 31, 2007	2,760,000	$28	2,258,300	$23	1,600,000	$16	60,792,791	$607	$1,577,975	$(440,039)	$(557,615)	$580,996	$1,602	$582,598
Adjustment for adoption of SFAS No. 159 on January 1, 2008	—	—	—	—	—	—	—	—	—	310,520	776,874	1,087,394	373,357	1,460,751
Net loss	—	—	—	—	—	—	—	—	—	—	(429,605)	(429,605)	(189,580)	(619,185)
Preferred dividends	—	—	—	—	—	—	—	—	—	—	(13,641)	(13,641)	—	(13,641)
Common dividends declared	—	—	—	—	—	—	—	—	—	—	(80,073)	(80,073)	—	(80,073)
Other comprehensive loss, net	—	—	—	—	—	—	—	—	—	(101,906)	—	(101,906)	1,787	(100,119)
Stock compensation expense	—	—	—	—	—	—	306,532	4	7,515	—	—	7,519	—	7,519
Acquisition of non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	3,229	3,229
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	—	(138)	(138)
Common shares issued, net	—	—	—	—	—	—	3,666,558	37	28,363	—	—	28,400	—	28,400

Balance, December 31, 2008	2,760,000	$28	2,258,300	$23	1,600,000	$16	64,765,881	$648	$1,613,853	$(231,425)	$(304,059)	$1,079,084	$190,257	$1,269,341

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Cash Flows

(Dollars in thousands)

	For the Years Ended December 31
	2008	2007	2006
Operating activities:
Net income (loss)	$(619,185)	$(437,478)	$80,586
Adjustments to reconcile net income (loss) to cash flow from operating activities:
Provision for losses	162,783	21,721	2,499
Amortization of share-based compensation	7,206	20,402	3,960
Depreciation and amortization	24,578	67,358	5,167
Amortization of deferred financing costs and debt discounts	15,046	31,703	3,549
Accretion of discounts on investments	(6,448)	(8,331)	(2,948)
(Gains) losses on sale of assets	(806)	110,245	(5,111)
Gains on extinguishment of debt	(42,572)	—	—
(Gains) losses on deconsolidation of VIEs	—	(117,158)	—
Change in fair value of financial instruments	552,437	—	—
Unrealized (gains) losses on interest rate hedges	407	7,789	(1,925)
Equity in (income) loss of equity method investments	(927)	56	259
Asset impairments	67,052	517,452	—
Unrealized foreign currency gains on investments	(5)	(191)	—
Changes in assets and liabilities:
Accrued interest receivable	10,199	(15,437)	(25,730)
Other assets	30,091	(208,186)	28,492
Accrued interest payable	14,152	11,495	12,291
Accounts payable and accrued expenses	578	2,377	4,715
Deferred taxes, borrowers’ escrows and other liabilities	(72,588)	179,226	(31,163)

Cash flow from operating activities	141,998	183,043	74,641
Investing activities:
Purchase and origination of securities for investment	(60,375)	(2,017,760)	(122,593)
Proceeds from sale of other securities	—	914,708	—
Purchase and origination of loans for investment	(148,762)	(1,285,824)	(950,902)
Principal repayments on loans	656,916	967,546	536,896
Cash obtained from Taberna upon acquisition	—	—	31,675
Investment in real estate interests	4,959	(157,840)	(41,660)
Proceeds from dispositions of real estate interests	28,028	12,372	48,176
(Increase) decrease in restricted cash	61,759	29,504	(7,107)
(Increase) decrease in warehouse deposits	—	13,042	(5,835)

Cash flow from investing activities	542,525	(1,524,252)	(511,350)
Financing activities:
Proceeds from repurchase agreements, secured credit facilities and other indebtedness	68,251	1,215,728	122,536
Repayments on repurchase agreements, secured credit facilities and other indebtedness	(184,098)	(2,185,542)	(314,256)
Proceeds from issuance of residential mortgage-backed securities	—	616,542	—
Repayments on residential mortgage-backed securities	(448,154)	(525,187)	(43,874)
Proceeds from issuance of CDO notes payable	80,007	1,878,034	773,205
Repayments on CDO notes payable	(188,151)	(120,323)	—
Proceeds from issuance of convertible senior notes	—	425,000	—
Repayments on convertible senior notes	(18,664)	—	—
Acquisition of noncontrolling interests in CDOs	(70)	(19,963)	—
Distributions to noncontrolling interest holders in CDOs	(138)	(13,083)	—
Payments for deferred costs	(989)	(54,514)	(12,990)
Proceeds from cash flow hedges	—	2,280	—
Preferred share issuance, net of costs incurred	—	38,675	76
Common share issuance, net of costs incurred	28,741	367,511	4,350
Repurchase of common shares	—	(74,381)	—
Distributions paid to preferred shares	(13,641)	(11,817)	(10,079)
Distributions paid to common shares	(108,141)	(169,131)	(54,312)

Cash flow from financing activities	(785,047)	1,369,829	464,656

Net change in cash and cash equivalents	(100,524)	28,620	27,947
Cash and cash equivalents at the beginning of the period	127,987	99,367	71,420

Cash and cash equivalents at the end of the period	$27,463	$127,987	$99,367

Supplemental cash flow information:
Cash paid for interest	$409,400	$637,615	$47,932
Cash paid for taxes	2,721	12,428	780
Non-cash increase (decrease) in TruPS obligations	(91,166)	(92,044)	100,000
Non-cash decrease in convertible senior notes from extinguishment of debt	(22,168)	—	—
Non-cash decrease in other indebtedness from extinguishment of debt	(19,750)	—	—
Non-cash increase in net assets from deconsolidation of VIEs	—	99,537	—
Non-cash decrease in goodwill	—	(56,753)	—
Distributions payable	—	28,068	39,118
Stock issued to acquire net assets of Taberna Realty Finance Trust	—	—	610,628

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

NOTE 1: THE COMPANY

RAIT Financial Trust manages a portfolio of real-estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. References to “RAIT”, “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries, unless the context otherwise requires. We conduct our business through our subsidiaries, RAIT Partnership, L.P. and Taberna Realty Finance Trust, as well as through their respective subsidiaries. RAIT is a self-managed and self-advised Maryland real estate investment trust, or REIT. Taberna is also a Maryland REIT.

We finance a substantial portion of our investments through borrowing and securitization strategies seeking to match the maturities and re-pricing dates of our financings with the maturities and re-pricing dates of those investments, and to mitigate interest rate risk through derivative instruments.

We are subject to significant competition in all aspects of our business. Existing industry participants and potential new entrants compete with us for the available supply of investments suitable for origination or acquisition, as well as for debt and equity capital. We compete with many third parties engaged in real estate finance and investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The consolidated financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles, or GAAP. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our consolidated financial position and consolidated results of operations, shareholders’ equity and cash flows are included. Certain prior period amounts have been reclassified to conform with the current period presentation.

b. Principles of Consolidation

The consolidated financial statements reflect our accounts and those accounts of our majority-owned and/or controlled subsidiaries and those entities for which we are determined to be the primary beneficiary in accordance with Financial Accounting Standard Board, or FASB, Interpretation No. 46R, “Consolidation of Variable Interest Entities”, or FIN 46R. The portions of these entities that we do not own are presented as noncontrolling as of the dates and for the periods presented in the consolidated financial statements. We allocate income (loss) to noncontrolling based on their respective ownership of our underlying subsidiaries. Losses are allocated to noncontrolling to the extent their capital accounts can absorb their allocated losses, any excess losses over their capital accounts are allocated to us. All intercompany accounts and transactions have been eliminated in consolidation.

When we obtain an explicit or implicit interest in an entity, we evaluate the entity to determine if the entity is a variable interest entity, or VIE, and, if so, whether or not we are deemed to be the primary beneficiary of the VIE, in accordance with FIN 46R. Generally, we consolidate VIEs that we are deemed to be the primary beneficiary of or non-VIEs which we control. The primary beneficiary of a VIE is the variable interest holder that absorbs the majority of the variability in the expected losses or the residual returns of the VIE. When determining the primary beneficiary of a VIE, we consider our aggregate explicit and implicit variable interests as a single variable interest. If our single variable interest absorbs the majority of the variability in the expected losses or the residual returns of the VIE, we are considered the primary beneficiary of the VIE. In the case of non-VIEs or VIEs where we are not deemed to be the primary beneficiary and we do not control the entity, but we have the ability to exercise significant influence over the entity, we account for our investment under the equity method. We reconsider our determination of whether an entity is a VIE and whether we are the primary beneficiary of such VIE if certain events occur.

We have determined that certain special purpose trusts formed by issuers of trust preferred securities, or TruPS, to issue such securities are VIEs, or Trust VIEs, and that the holder of the majority of the TruPS issued by the Trust VIEs would be the primary beneficiary. In most instances, we are the primary beneficiary of the Trust VIEs because it holds, either explicitly or implicitly, the majority of the TruPS issued by the Trust VIEs. Certain TruPS issued by Trust VIEs are initially financed directly by CDOs or through our warehouse facilities. Under the warehouse agreements, we deposit cash collateral with an bank and bear the first dollar risk of loss, up to our collateral deposit, if an investment held under the warehouse facility is liquidated at a loss. This arrangement causes us to hold an implicit interest in the Trust VIEs that issued TruPS held by warehouse providers. The primary assets of the Trust VIEs are subordinated debentures issued by the sponsors of the Trust VIEs in exchange for the TruPS proceeds. These subordinated debentures have terms that mirror the TruPS issued by the Trust VIEs. Upon consolidation of the Trust VIEs, these subordinated debentures, which are assets of the Trust VIEs, are included in our financial statements and the related TruPS are eliminated. Pursuant to Emerging Issues Task Force Issue No. 85-1: “Classifying Notes Received for Capital Stock,” subordinated debentures issued to

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Trust VIEs as payment for common equity securities issued by Trust VIEs are recorded net of the common equity securities issued. We consolidate various CDO entities and residential mortgage securitizations that are VIE entities when we are determined to be the primary beneficiary. The following CDO entities are consolidated as of December 31, 2008: Taberna Preferred Funding III, Ltd., or Taberna III, Taberna Preferred Funding IV, Ltd., or Taberna IV, Taberna Preferred Funding VI, Ltd., or Taberna VI, Taberna Preferred Funding VII, Ltd., or Taberna VII, Taberna Preferred Funding VIII, Ltd., or Taberna VIII, Taberna Preferred Funding IX, Ltd., or Taberna IX, RAIT CRE CDO I, Ltd., or RAIT I, and RAIT Preferred Funding II, Ltd., or RAIT II. The following residential mortgage securitizations are consolidated as of December 31, 2008: Bear Stearns ARM Trust 2005-7, Bear Stearns ARM Trust 2005-9, Citigroup Mortgage Loan Trust 2005-1, CWABS Trust 2005 HYB9, Merrill Lynch Mortgage Investors Trust, Series 2005-A9 and Merrill Lynch Mortgage Backed Securities Trust, Series 2007-2. We have determined that we are the primary beneficiary of these entities.

c. Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

d. Cash and Cash Equivalents

Cash and cash equivalents include cash held in banks and highly liquid investments with maturities of three months or less when purchased.

e. Restricted Cash

Restricted cash consists primarily of proceeds from the issuance of CDO notes payable by CDO securitization entities that are restricted for the purpose of funding additional investments in securities subsequent to the balance sheet date. As of December 31, 2008 and 2007, we had $126,638 and $186,876, respectively, held by CDO securitization entities. As of December 31, 2007, we also had $1,521 of restricted cash held by investment banks as collateral for derivative contracts.

Restricted cash also includes tenant escrows and borrowers’ funds held by us to fund certain expenditures or to be released at our discretion upon the occurrence of certain pre-specified events, and to serve as additional collateral for borrowers’ loans. As of December 31, 2008 and 2007, we had $70,728 and $110,036, respectively, of tenant escrows and borrowers’ funds.

f. Investments

We invest in commercial mortgages, mezzanine loans, residential mortgages and mortgage-related receivables, debt securities and other types of real estate-related assets. We account for our investments in securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” as amended and interpreted, or SFAS No. 115, and designate each investment as a trading security, an available-for-sale security, or a held-to-maturity security based on our intent at the time of acquisition. Under SFAS No. 115, trading securities are recorded at their fair value each reporting period with fluctuations in fair value reported as a component of earnings. Available-for-sale securities are recorded at fair value with changes in fair value reported as a component of other comprehensive income (loss). See “l. Fair Value of Financial Instruments.” Upon the sale of an available-for-sale security, the realized gain or loss on the sale will be recorded as a component of earnings in the respective period. Held-to-maturity investments are carried at amortized cost at each reporting period.

On January 1, 2008, we adopted Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, or SFAS No. 159. See “p. Recent Accounting Pronouncements.” In applying SFAS No. 159, we classified certain of our available-for-sale securities as trading securities on January 1, 2008. Trading securities are carried at their estimated fair value, with changes in fair value reported in earnings.

We account for our investments in subordinated debentures owned by trust VIEs that we consolidate as available-for-sale securities. These VIEs have no ability to sell, pledge, transfer or otherwise encumber the trust or the assets of the trust until such subordinated debentures’ maturity. We account for investments in securities where the transfer meets the criteria as a financing under Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, or SFAS No. 140, at amortized cost. Our investments in security-related receivables represent securities that were transferred to issuers of collateralized debt obligations, or CDOs, in which the transferors maintained some level of continuing involvement.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

We use our judgment to determine whether an investment in securities has sustained an other-than-temporary decline in value. If management determines that an investment in securities has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings, and we establish a new cost basis for the investment. Our evaluation of an other-than-temporary decline is dependent on the specific facts and circumstances. Factors that we consider in determining whether an other-than-temporary decline in value has occurred include: the estimated fair value of the investment in relation to our cost basis; the financial condition of the related entity; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery of the fair value of the investment.

We account for our investments in commercial mortgages, mezzanine loans, other loans and residential mortgages and mortgage-related receivables at amortized cost. The carrying value of these investments is adjusted for origination discounts/premiums, nonrefundable fees and direct costs for originating loans which are amortized into income on a level yield basis over the terms of the loans. Mortgage-related receivables represent loan receivables secured by residential mortgages, the legal title to which is held by our consolidated securitizations. These residential mortgages were transferred to the consolidated securitizations in transactions accounted for as financings under SFAS No. 140. Mortgage-related receivables maintain all of the economic attributes of the underlying residential mortgages and all benefits or risks of that ownership inure to the trust subsidiary.

g. Allowance for Losses

We maintain an allowance for losses on our investments in commercial mortgages, mezzanine loans, other loans and residential mortgages and mortgage-related receivables. Our allowance for losses is based on management’s evaluation of known losses and inherent risks, for example, historical and industry loss experience, economic conditions and trends, estimated fair values, the quality of collateral and other relevant factors. Specific allowances for losses on our commercial and mezzanine loans are established for impaired loans based on a comparison of the recorded carrying value of the loan to either the present value of the loan’s expected cash flow, the loan’s estimated market price or the estimated fair value of the underlying collateral. Our allowance for loss on residential mortgage loans is evaluated collectively for impairment as the mortgage loans are homogenous pools of residential mortgages. The allowance is increased by charges to operations and decreased by charge-offs (net of recoveries).

h. Transfers of Financial Assets

We account for transfers of financial assets under SFAS No. 140 as either sales or financings. Transfers of financial assets that result in sales accounting are those in which (1) the transfer legally isolates the transferred assets from the transferor, (2) the transferee has the right to pledge or exchange the transferred assets and no condition both constrains the transferee’s right to pledge or exchange the assets and provides more than a trivial benefit to the transferor, and (3) the transferor does not maintain effective control over the transferred assets. If the transfer does not meet these criteria, the transfer is accounted for as a financing. Financial assets that are treated as sales are removed from our accounts with any realized gain (loss) reflected in earnings during the period of sale. Financial assets that are treated as financings are maintained on the balance sheet with proceeds received from the legal transfer reflected as securitized borrowings, or security-related receivables.

i. Revenue Recognition

1)	Net investment income—We recognize interest income from investments in debt and other securities, residential mortgages, commercial mortgages and mezzanine loans on a yield to maturity basis. Upon the acquisition of a loan at a discount, we assess the portions of the discount that constitutes accretable yields and non-accretable differences. The accretable yield represents the excess of our expected cash flows from the loan over the amount we paid for the loan. That amount, the accretable yield, is accreted to interest income over the remaining life of the loan. Many of our commercial mortgages and mezzanine loans provide for the accrual of interest at specified rates which differ from current payment terms. Interest income is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible. Management evaluates loans for non-accrual status each reporting period. Payments received for loans on non-accrual status are applied to principal until the loan is removed from non-accrual status. Past due interest is recognized on non-accrual loans when they are removed from non-accrual status and are making current interest payments. Origination fees and direct loan origination costs are deferred and amortized to net investment income, using the effective interest method, over the contractual life of the underlying loan security or loan, in accordance with Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Origination or Acquiring Loans and Initial Direct Costs of Leases”, or SFAS No. 91. We recognize interest income from interests in certain securitized financial assets on an estimated effective yield to maturity basis. Management estimates the current yield on the amortized cost of the investment based on estimated cash flows after considering prepayment and credit loss experience.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

2)	Structuring fees—We receive structuring fees for services rendered in connection with the formation of CDO securitization entities. The structuring fee is a contractual fee paid when the related services are completed. The structuring fee is a negotiated fee with the investment bank acting as placement agent for the CDO securities and is capitalized by the securitization entity as a deferred financing cost. We may decide to invest in the debt or equity securities issued by securitization entities. We evaluate our investment in these entities under FIN 46R to determine whether the entity is a VIE, and, if so, whether or not we are the primary beneficiary. If we are determined to be the primary beneficiary, we will consolidate the accounts of the securitization entity and, upon consolidation, we eliminate intercompany transactions, specifically the structuring fees and deferred financing costs paid. During the year ended December 31, 2007, structuring fees totaling $11,413 were eliminated upon consolidation of securitization entities.

3)	Fee and other income—We generate fee and other income through our various subsidiaries by providing (a) ongoing asset management services to investment portfolios under cancelable management agreements, (b) providing or arranging to provide financing to our borrowers, and (c) providing financial consulting to our borrowers. We recognize revenue for these activities when the fees are fixed or determinable, are evidenced by an arrangement, collection is reasonably assured and the services under the arrangement have been provided. Asset management fees are an administrative cost of a securitization entity and are paid by the administrative trustee on behalf of its investors. These asset management fees are recognized when earned and are paid quarterly. Asset management fees from consolidated CDOs are eliminated in consolidation. During the years ended December 31, 2008, 2007 and 2006, we earned $23,228, $26,036 and $1,143, respectively, of asset management fees, of which we eliminated $12,158, $19,069 and $987, respectively, upon consolidation of CDOs of which we are the primary beneficiary.

j. Off-Balance Sheet Arrangements

We had maintained warehouse financing arrangements with various investment banks and engage in CDO securitizations. Prior to the completion of a CDO securitization, our warehouse providers acquire investments in accordance with the terms of the warehouse facilities. We are paid the difference between the interest earned on the investments and the interest charged by the warehouse providers from the dates on which the respective investments were acquired. We bear the first dollar risk of loss, up to our warehouse deposit amount, if (i) an investment funded through the warehouse facility becomes impaired or (ii) a CDO is not completed by the end of the warehouse period, and in either case, the warehouse provider is required to liquidate the securities at a loss. These off-balance sheet arrangements are not consolidated because our risk of loss is generally limited to the cash collateral held by the warehouse providers and our warehouse facilities are not special purpose vehicles. However, since we hold an implicit variable interest in many entities funded under our warehouse facilities, we often consolidate the Trust VIEs while the trust preferred securities, or TruPS, they issue are held on the warehouse lines. These warehouse facilities are considered free-standing derivatives and are recorded at fair value in our financial statements. Changes in fair value are reflected in earnings in the respective period.

k. Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

In accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, or SFAS No. 133, we measure each derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record such amounts in our consolidated balance sheet as either an asset or liability. For derivatives designated as fair value hedges, derivatives not designated as hedges, or for derivatives designated as cash flow hedges associated with debt for which we elected the fair value option under SFAS No. 159, the changes in fair value of the derivative instrument are recorded in earnings. For derivatives designated as cash flow hedges, the changes in the fair value of the effective portions of the derivative are reported in other comprehensive income. Changes in the ineffective portions of cash flow hedges are recognized in earnings.

l. Fair Value of Financial Instruments

Effective January 1, 2008, we adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, or SFAS No. 157, which requires additional disclosures about our assets and liabilities that we measure at fair value. As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes. Beginning in January 2008, assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined in SFAS No. 157 and directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities are as follows:

•

Level 1: Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. The types of assets carried at level 1 fair value generally are equity securities listed in active markets. As such, valuations of these investments do not entail a significant degree of judgment.

•

Level 2: Valuations are based on quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Fair value assets and liabilities that are generally included in this category are unsecured REIT note receivables, commercial mortgage-backed securities, or CMBS, receivables and certain financial instruments classified as derivatives where the fair value is based on observable market inputs.

•

Level 3: Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset. Generally, assets and liabilities carried at fair value and included in this category are TruPS and subordinated debentures, trust preferred obligations and CDO notes payable where observable market inputs do not exist.

The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of investment, whether the investment is new, whether the investment is traded on an active exchange or in the secondary market, and the current market condition. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by us in determining fair value is greatest for instruments categorized in level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, our own assumptions are set to reflect those that management believes market participants would use in pricing the asset or liability at the measurement date. We use prices and inputs that management believes are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This condition could cause an instrument to be transferred from Level 1 to Level 2 or Level 2 to Level 3.

Many financial institutions have bid and ask prices that can be observed in the marketplace. Bid prices reflect the highest price that we and others are willing to pay for an asset. Ask prices represent the lowest price that we and others are willing to accept for an asset. For financial instruments whose inputs are based on bid-ask prices, we do not require that fair value always be a predetermined point in the bid-ask range. Our policy is to allow for mid-market pricing and adjusting to the point within the bid-ask range that results in our best estimate of fair value.

Fair value for certain of our Level 3 financial instruments is derived using internal valuation models. These internal valuation models include discounted cash flow analyses developed by management using current interest rates, estimates of the term of the particular instrument, specific issuer information and other market data for securities without an active market. In accordance with SFAS No. 157, the impact of our own credit spreads is also considered when measuring the fair value of financial assets or liabilities, including derivative contracts. Where appropriate, valuation adjustments are made to account for various factors, including bid-ask spreads, credit quality and market liquidity. These adjustments are applied on a consistent basis and are based on observable inputs where available. Management’s estimate of fair value requires significant management judgment and is subject to a high degree of variability based upon market conditions, the availability of specific issuer information and management’s assumptions.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

m. Income Taxes

RAIT and Taberna have each elected to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Accordingly, we generally will not be subject to U.S. federal income tax to the extent of our distributions to shareholders and as long as certain asset, income and share ownership tests are met. If we were to fail to meet these requirements, we would be subject to U.S. federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our shareholders. Management believes that all of the criteria to maintain RAIT’s and Taberna’s REIT qualification have been met for the applicable periods, but there can be no assurances that these criteria will continue to be met in subsequent periods.

We maintain various taxable REIT subsidiaries, or TRSs, which may be subject to U.S. federal, state and local income taxes and foreign taxes. Current and deferred taxes are provided on the portion of earnings (losses) recognized by us with respect to our interest in domestic TRSs. Deferred income tax assets and liabilities are computed based on temporary differences between our GAAP consolidated financial statements and the federal and state income tax basis of assets and liabilities as of the consolidated balance sheet date. We evaluate the realizability of our deferred tax assets (e.g., net operating loss and capital loss carryforwards) and recognize a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of our deferred tax assets will not be realized. When evaluating the realizability of our deferred tax assets, we consider estimates of expected future taxable income, existing and projected book/tax differences, tax planning strategies available, and the general and industry specific economic outlook. This realizability analysis is inherently subjective, as it requires management to forecast our business and general economic environment in future periods. Changes in estimate of deferred tax asset realizability, if any, are included in income tax expense on the consolidated statements of operations.

From time to time, our TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred financing costs by the CDO entities. Certain CDO entities may be consolidated in our financial statements pursuant to FIN 46R. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

Certain TRS entities are domiciled in the Cayman Islands and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally will be included in our income on a current basis, whether or not distributed. Upon distribution of any previously included income, no incremental U.S. federal, state, or local income taxes would be payable by us. We maintain a TRS entity in the UK that is subject to income tax in that jurisdiction. In addition, in April 2008, we formed a TRS entity in Ireland which will be subject to income tax in Ireland. The income from these entities is not included in our income for U.S. tax purposes until it is distributed.

n. Share-Based Compensation

We account for our share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, or SFAS No. 123R. We measure the cost of employee and trustee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and record compensation expense over the related vesting period.

o. Deferred Financing Costs, Intangible Assets and Goodwill

Costs incurred in connection with debt financing are capitalized as deferred financing costs and charged to interest expense over the terms of the related debt agreements, under the effective interest method.

Intangible assets on our consolidated balance sheets represent identifiable intangible assets acquired in business acquisitions. We amortize identified intangible assets to expense over their estimated lives using the straight-line method. We evaluate intangible assets for impairment as events and circumstances change, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, or SFAS No. 144. Due to market and economic conditions during 2008 and 2007, management evaluated the carrying value of our intangible assets. Based upon that evaluation, management concluded certain intangible assets were impaired and recorded asset impairment expense of $29,059 and $13,180 during the years ended December 31, 2008 and 2007, respectively. This charge was included in asset impairment expense in the accompanying consolidated statements of operations. We expect to record amortization expense of intangible assets of $1,257 each fiscal year for the period from 2009 through 2013 and $3,702 thereafter.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Goodwill on our consolidated balance sheet represented the amounts paid in excess of the fair value of the net assets acquired from business acquisitions accounted for under SFAS No. 141, “Business Combinations”. Pursuant to SFAS No. 142, goodwill is not amortized to expense but rather is analyzed for impairment. We evaluate goodwill for impairment on an annual basis and as events and circumstances change, in accordance with SFAS 142. As of December 31, 2007, management concluded goodwill was impaired and charged all of the goodwill balance to asset impairment expense.

On December 11, 2006, we acquired all of the outstanding common shares of Taberna. Refer to Note 16 for additional information regarding this acquisition. As part of purchase accounting, we allocated the purchase price to the net assets acquired, including identifiable intangible assets. As of December 31, 2006, we made a preliminary purchase price accounting allocation and were in the process of obtaining appraisals from third party valuation specialists and finalizing the allocation of the purchase price. During the one-year period following the acquisition of Taberna, we reallocated approximately $56,753 of the original purchase price amongst Taberna’s goodwill, intangible assets, deferred taxes, investments in securities, investments in residential mortgages and mortgage-related receivables and accrued expenses. Ultimately, these reallocations caused a reduction in goodwill of $56,753, an increase in intangible assets of $9,526, a decrease in deferred tax liabilities of $41,558, an increase in the amortized cost basis of investments in securities of $2,761, an increase in the amortized cost basis of residential mortgages and mortgage-related receivables of $1,058 and a decrease in accrued expenses of $1,850. The effect of these adjustments were reflected in the consolidated financial statements as of and for the year ended December 31, 2007.

p. Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, which provides entities with an irrevocable option to report certain financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. As of January 1, 2008, we adopted SFAS No. 159 and we recorded, at fair value, certain of our investments in securities, CDO notes payable and trust preferred obligations used to finance those investments and any related interest rate derivatives. Subsequent to January 1, 2008, all changes in the fair value of such investments in securities, CDO notes payable, trust preferred obligations and related interest rate derivatives are recorded in earnings. Upon adoption of SFAS No. 159 on January 1, 2008, we recognized an increase in shareholders’ equity of $1,087,394.

The following table presents information about the eligible instruments for which we elected the fair value option and for which adjustments were recorded as of January 1, 2008:

	Carrying Amount as of December 31, 2007	Effect from adoption of SFAS No. 159	Carrying Amount as of January 1, 2008 (After adoption of SFAS No. 159)
Assets:
Trading securities (1)	$2,721,360	$—	$2,721,360
Security-related receivables	1,050,967	(99,991)	950,976
Deferred financing costs, net of accumulated amortization	18,047	(18,047)	—
Liabilities:
Trust preferred obligations	(450,625)	52,070	(398,555)
CDO notes payable	(3,695,858)	1,520,616	(2,175,242)
Derivative liabilities	(155,080)	—	(155,080)
Deferred taxes and other liabilities	(6,103)	6,103	—

Fair value adjustments before allocation to noncontrolling interests		1,460,751
Allocation of fair value adjustments to noncontrolling interests	—	(373,357)	(373,357)

Cumulative effect on shareholders’ equity from adoption of SFAS No. 159 (2)		$1,087,394

(1)	Prior to January 1, 2008, trading securities were classified as available-for-sale and carried at fair value. Accordingly, the election of the fair value option under SFAS No. 159 for trading securities did not change their carrying value and resulted in a reclassification of $310,520 from accumulated other comprehensive income (loss) to retained earnings (deficit) on January 1, 2008.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

(2)	The $1,087,394 cumulative effect on shareholders’ equity from the adoption of SFAS No. 159 on January 1, 2008 was comprised of a $310,520 increase to accumulated other comprehensive income (loss) and a $776,874 increase to retained earnings (deficit).

On January 1, 2009, we adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51”, or SFAS No. 160. SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. Upon adoption, we reclassified amounts in our historical balance sheet financial statement caption “minority interests” to the new caption promulgated by SFAS No. 160, “noncontrolling interests”. The new caption is presented within equity on the consolidated balance sheet. Furthermore, the allocation of any net income to noncontrolling interests is also presented in our consolidated statements of operations, however it is presented below net income. Upon adoption, all prior periods presented were reclassified to be comparable to the current period presentation. The consolidated financial statements included herein have been updated to reflect the retrospective application of SFAS No. 160 to all prior periods.

In February 2008, the FASB issued FASB Staff Position, or FSP, No. 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions”, or FSP No. 140-3. FSP No. 140-3 provides guidance on accounting for a transfer of a financial asset and a repurchase financing. FSP No. 140-3 presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140. However, if certain criteria are met, the initial transfer and repurchase financing are not evaluated as a linked transaction and shall be evaluated separately under SFAS No. 140. The statement is effective for fiscal years beginning after November 15, 2008. The adoption of FSP No. 140-3 did not have a material effect on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of SFAS No. 133”, or SFAS No. 161. SFAS No. 161 requires enhanced disclosure related to derivatives and hedging activities and thereby seeks to improve the transparency of financial reporting. Under SFAS No. 161, entities are required to provide enhanced disclosures relating to: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedge items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The statement is effective for fiscal years beginning after November 15, 2008. The adoption of SFAS No. 161 did not have a material effect on our consolidated financial statements.

        On January 1, 2009, we adopted Financial Accounting Standards Board, or FASB, Staff Position, or FSP, Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or FSP APB 14-1, which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. Management estimated this rate was 7.11% in April 2007. The equity component is presented in shareholders’ equity and the accretion of the resulting discount on the debt is recognized as part of interest expense in the consolidated statement of operations. FSP APB 14-1 requires retrospective application to the terms of instruments as they existed for all periods presented. Upon adoption, we recorded a discount on our issued and outstanding convertible senior notes of $1,996. This discount reflects the fair value of the embedded conversion option within the convertible debt instruments and was recorded as an increase to additional paid in capital. The fair value was calculated by discounting the cash flows required in our convertible debt agreement by a discount rate that represents management’s estimate of our senior, unsecured, non-convertible debt borrowing rate at the time when the convertible senior notes were issued. The discount will be amortized to interest expense through April 15, 2012, the date at which holders of our convertible senior notes could require repayment. Upon adoption, all prior periods were restated to reflect the retrospective application of APB 14-1 to all prior periods. The discount amortization recorded was $364 and $244 for the years ended December 31, 2008 and 2007, respectively. The consolidated financial statements included herein have been updated to reflect the retrospective application of APB 14-1 to all prior periods.

        On January 1, 2009, we adopted FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities”, or FSP EITF 03-6-1. FSP EITF 03-6-1 clarifies whether instruments granted in share-based payment transactions should be included in the computation of earnings per share using the two-class method prior to vesting. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Upon adoption, we classified unvested restricted shares issued under our 2008 Equity Compensation plan as participating securities. These unvested restricted shares participate equally in dividends and earnings with all of our outstanding common shares. We retrospectively applied the requirements of this standard to all prior periods by including 225,440, 430,516 and 481,785 unvested restricted shares in the computation of our basic earnings per share for the years ended December 31, 2008, 2007 and 2006, respectively. Prior to this standard, unvested restricted shares were only included in our diluted earnings per share computation under the treasury stock method.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”, or FSP FAS 157-3. FSP FAS 157-3 clarifies the application of SFAS No. 157 in a market that is not active. FSP FAS 157-3 is effective October 10, 2008, and for prior periods for which financial statements have not been issued. The adoption of FSP FAS 157-3 has been reflected in our determination of fair value in our consolidated financial statements.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, which amends SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, or SFAS No. 140, to require additional disclosures about transfers of financial assets and FIN 46, “Consolidation of Variable Interest Entities”, or FIN 46, to require additional disclosures about variable interest entities for both public enterprises and sponsors that have a variable interest in a variable interest entity. The disclosures required are intended to provide greater transparency to financial statement users about a transferor’s continuing involvement with transferred financial assets and an enterprise’s involvement with variable interest entities and qualifying special purpose entities. The provisions of this FASB staff position are effective for reporting periods ending after November 15, 2008. The adoption of this FASB staff position did not have a material impact on our consolidated financial statements.

In January 2009, the FASB issued FSP EITF 99-20-1, which amends FASB Emerging Issues Task Force, or EITF, No. 99-20 “Recognition of Interest Income and Impairment on Purchased Beneficial Interest and Beneficial Interests That Continue to Be Held by a Transferor or in Securitized Financial Assets”, or EITF 99-20, to align the impairment guidance in EITF 99-20 with the impairment guidance and related implementation guidance in SFAS No. 115. The provisions of this FASB staff position are effective for reporting periods ending after December 15, 2008. The adoption of this FASB staff position did not have a material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R which replaces SFAS No. 141, “Business Combinations”, or SFAS No. 141. Among other things, SFAS No. 141R broadens the scope of SFAS No. 141 to include all transactions where an acquirer obtains control of one or more other businesses; retains the guidance to recognize intangible assets separately from goodwill; requires, with limited exceptions, that all assets acquired and liabilities assumed, including certain of those that arise from contractual contingencies, be measured at their acquisition date fair values; requires most acquisition and restructuring-related costs to be expensed as incurred; requires that step acquisitions, once control is acquired, be recorded at the full amounts of the fair values of the identifiable assets, liabilities and the noncontrolling interest in the acquiree; and replaces the reduction of asset values and recognition of negative goodwill with a requirement to recognize a gain in earnings. The provisions of SFAS No. 141R are effective for fiscal years beginning after December 15, 2008 and are to be applied prospectively only. Early adoption is not permitted. The adoption of this SFAS did not have a material impact on our historical consolidated financial statements.

NOTE 3: INVESTMENTS IN LOANS

Our investments in mortgages and loans are accounted for at amortized cost.

Investments in Commercial Mortgages, Mezzanine Loans, Other Loans and Preferred Equity Interests

The following table summarizes our investments in commercial mortgages, mezzanine loans, other loans and preferred equity interests as of December 31, 2008:

	Unpaid Principal Balance	Unamortized (Discounts) Premiums	Carrying Amount	Number of Loans	Weighted- Average Coupon	Range of Maturity Dates
Commercial mortgages	$1,246,446	$—	$1,246,446	95	7.7%	Mar. 2009 to Dec. 2013
Mezzanine loans	455,222	(2,850)	452,372	136	10.1%	Mar. 2009 to Aug. 2021
Other loans	178,696	(2,669)	176,027	12	5.9%	Apr. 2010 to Oct. 2016
Preferred equity interests	173,388	—	173,388	37	11.9%	Mar. 2009 to Sept. 2021

Total	2,053,752	(5,519)	2,048,233	280	8.5%

Deferred fees	(7,121)	—	(7,121)

Total	$2,046,631	$(5,519)	$2,041,112

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

The following table summarizes our investments in commercial mortgages, mezzanine loans, other loans and preferred equity interests as of December 31, 2007:

	Unpaid Principal Balance	Unamortized (Discounts) Premiums	Carrying Amount	Number of Loans	Weighted- Average Coupon	Range of Maturity Dates
Commercial mortgages	$1,477,153	$—	$1,477,153	126	8.1%	Mar. 2008 to Aug. 2012
Mezzanine loans	547,715	(3,520)	544,195	168	10.6%	Mar. 2008 to Aug. 2021
Other loans	182,637	841	183,478	11	7.3%	Dec. 2008 to Oct. 2016
Preferred equity interests	149,417	—	149,417	31	12.3%	Mar. 2008 to Sept. 2021

Total	2,356,922	(2,679)	2,354,243	336	8.9%

Deferred fees	(14,887)	—	(14,887)

Total	$2,342,035	$(2,679)	$2,339,356

The following table summarizes the delinquency statistics of our commercial mortgages, mezzanine loans, other loans and preferred equity interests as of December 31, 2008 and 2007:

Delinquency Status	As of December 31, 2008	As of December 31, 2007
30 to 59 days	$610	$41,317
60 to 89 days	8,360	600
90 days or more	95,523	38,816
In foreclosure or bankruptcy proceedings	101,054	—

Total	$205,547	$80,733

As of December 31, 2008 and 2007, approximately $186,040 and $41,858, respectively, of our commercial mortgages and mezzanine loans were on non-accrual status and had a weighted-average interest rate of 12.1% and 12.5%, respectively.

The following table displays the maturities of our investments in commercial mortgages, mezzanine loans, other loans and preferred equity interests by year:

2009	$618,842
2010	522,763
2011	279,630
2012	148,200
2013	53,663
Thereafter	430,654

Total	$2,053,752

Investments in Residential Mortgages and Mortgage-Related Receivables

The following tables summarize our investments in residential mortgages and mortgage-related receivables as of December 31, 2008:

	Unpaid Principal Balance	Unamortized (Discount)	Carrying Amount	Number of Loans and Mortgage- Related Receivables	Weighted- Average Interest Rate	Weighted- Average Contractual Maturity Date
3/1 Adjustable rate	$90,125	$(636)	$89,489	241	5.6%	August 2035
5/1 Adjustable rate	2,962,164	(9,506)	2,952,658	6,158	5.6%	September 2035
7/1 Adjustable rate	503,535	(2,396)	501,139	1,107	5.7%	July 2035
10/1 Adjustable rate	56,036	(397)	55,639	66	5.7%	June 2035

Total	$3,611,860	$(12,935)	$3,598,925	7,572	5.6%

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

The following tables summarize our investments in residential mortgages and mortgage-related receivables as of December 31, 2007:

	Unpaid Principal Balance	Unamortized (Discount)	Carrying Amount	Number of Loans and Mortgage- Related Receivables	Weighted- Average Interest Rate	Weighted- Average Contractual Maturity Date
3/1 Adjustable rate	$116,948	$(989)	$115,959	295	5.6%	August 2035
5/1 Adjustable rate	3,351,275	(14,491)	3,336,784	6,918	5.6%	September 2035
7/1 Adjustable rate	551,076	(3,889)	547,187	1,205	5.7%	July 2035
10/1 Adjustable rate	65,729	(576)	65,153	73	5.7%	June 2035

Total	$4,085,028	$(19,945)	$4,065,083	8,491	5.6%

Our residential mortgages and mortgage-related receivables are pledged as collateral with mortgage securitizations. These mortgage securitizations have issued mortgage-backed securities to finance these obligations with a principal balance outstanding of $3,388,199 and $3,836,352 as of December 31, 2008 and 2007, respectively. These securitization transactions occurred after the residential mortgages were acquired in whole-loan portfolio transactions. In each of these residential mortgage securitizations, we retained all of the subordinated and non-rated mortgage-backed securities issued. These securitization entities are non-qualified special purpose entities and are considered VIEs. Because we retained all of the subordinated and non-rated residential mortgage-backed securities, or RMBS, issued, we are the primary beneficiary of these entities and consolidate each of the residential mortgage securitization trusts. As of December 31, 2008 and 2007, the estimated fair value of our residential mortgage loans and mortgage-related receivables was $1,587,731 and $3,927,677, respectively. As of December 31, 2008 and 2007, approximately 45.3% and 44.7%, respectively, of our residential mortgage loans were in the state of California.

The following table summarizes the delinquency statistics of our residential mortgages and mortgage-related receivables as of December 31, 2008 and 2007:

Delinquency Status	As of December 31, 2008	As of December 31, 2007
30 to 59 days	$68,239	$42,340
60 to 89 days	42,148	17,556
90 days or more	69,363	22,204
In foreclosure, bankrupt or real estate owned	124,517	37,843

Total	$304,267	$119,943

As of December 31, 2008 and 2007, residential mortgages and mortgage-related receivables with an unpaid principal balance of $236,027 and $77,184, respectively, and a carrying amount of $231,044 and $74,840, respectively, were on non-accrual status and had a weighted-average coupon of 6.0% and 6.2%, respectively.

Asset Impairments

For the year ended December 31, 2008, we recorded asset impairments of $8,509 associated with certain investments in commercial and residential loans. In making this determination, management considered the estimated fair value of the investments to our cost basis, the financial condition of the related entity and our intent and ability to hold the investments for a sufficient period of time to recover our investments. For the identified investments, management believes full recovery is not likely and wrote down the investments to their estimated fair value.

Allowance For Losses

We maintain an allowance for losses on our investments in commercial mortgages, mezzanine loans, residential mortgages and mortgage-related receivables and other real estate related assets. Specific allowances for losses are established for impaired loans based on a comparison of the recorded carrying value of the loan to either the present value of the loan’s expected cash flow, the loan’s estimated market price or the estimated net realizable value of the underlying collateral. The allowance is increased by charges to operations and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based upon expected and inherent risks in the portfolio, historical trends in adjustable rate residential mortgages (if applicable), the estimated value of underlying collateral, and current and expected future economic conditions.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

As of December 31, 2008 and 2007, we maintained an allowance for losses as follows:

	As of December 31, 2008	As of December 31, 2007
Commercial mortgages, mezzanine loans and other real estate related assets	$117,737	$14,575
Residential mortgages and mortgage-related receivables	54,236	11,814

Total allowance for losses	$171,973	$26,389

The following table provides a roll-forward of our allowance for losses for the years ended December 31, 2008 and 2007:

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Balance, beginning of period	$26,389	$5,345
Additions	162,783	21,721
Deductions for charge-offs	(17,199)	(677)

Balance, end of period	$171,973	$26,389

NOTE 4: INVESTMENTS IN SECURITIES

Our investments in securities and security-related receivables are accounted for at fair value. The following table summarizes our investments in securities as of December 31, 2008:

Investment Description	Amortized Cost	Net Fair Value Adjustments	Estimated Fair Value	Weighted Average Coupon	Weighted Average Years to Maturity
Trading securities (1)
TruPS and subordinated debentures	$3,026,321	$(1,553,710)	$1,472,611	6.6%	25.9
Other securities	10,000	(9,300)	700	8.0%	43.9

Total trading securities	3,036,321	(1,563,010)	1,473,311	6.6%	25.9
Available-for-sale securities	48,285	(32,488)	15,797	8.4%	33.0
Security-related receivables (2)
TruPS and subordinated debenture receivables	369,734	(197,679)	172,055	7.6%	21.4
Unsecured REIT note receivables	372,688	(154,804)	217,884	6.0%	7.9
CMBS receivables (3)	224,434	(184,447)	39,987	5.9%	34.8
Other securities	43,493	(41,644)	1,849	5.4%	41.2

Total security-related receivables	1,010,349	(578,574)	431,775	6.6%	15.9

Total investments in securities	$4,094,955	$(2,174,072)	$1,920,883	6.6%	23.7

(1)	On January 1, 2008, we adopted SFAS No. 159 and transferred certain of our investments in securities from available-for-sale to trading in accordance with SFAS No. 115 and SFAS No. 159. Subsequent to January 1, 2008, all changes in fair value associated with our trading securities are recorded in earnings as part of our change in fair value of financial instruments. See note 8.

(2)	Our investments in security-related receivables represent securities owned by CDO entities that we account for as financings under SFAS No. 140. We elected to record security-related receivables at fair value in accordance with SFAS No. 159 on January 1, 2008. All changes in fair value of our security related receivables were recorded in earnings as part of the change in fair value of financial instruments. See notes 2 and 8.

(3)	CMBS receivables include securities with a fair value totaling $22,464 that are rated “BBB+” and “BB-” by Standard & Poor’s and securities with a fair value totaling $17,523 that are rated between “AAA” and “A-” by Standard & Poor’s.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

A substantial portion of our gross unrealized losses are greater than 12 months.

The following table summarizes our investments in available-for-sale securities as of December 31, 2007:

Investment Description	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Weighted Average Coupon	Weighted Average Years to Maturity
TruPS and subordinated debentures	$3,024,120	$4,419	$(313,384)	$2,715,155	7.7%	27.0
Other securities	76,089	4,671	(19,082)	61,678	11.2%	32.5

Total available-for-sale securities	$3,100,209	$9,090	$(332,466)	$2,776,833	7.8%	27.1

The following table summarizes our investments in security-related receivables, as of December 31, 2007:

Investment Description	Amortized Cost	Weighted Average Coupon	Weighted Average Years to Maturity	Estimated Fair Value
TruPS and subordinated debenture receivables	$425,643	7.8%	22.3	$405,117
Unsecured REIT note receivables	367,889	6.0%	8.9	347,317
CMBS receivables (1)	213,921	5.9%	35.7	173,441
Other securities	43,514	6.9%	42.2	27,382

Total	$1,050,967	6.7%	21.2	$953,257

(1)	CMBS receivables include securities with a fair value totaling $126,616 that are rated between “BBB+” and “BBB-” by Standard & Poor’s and securities with a fair value totaling $46,825 that are rated between “AAA” and “A-” by Standard & Poor’s.

TruPS included above as trading securities include (a) investments in TruPS issued by VIEs of which we are not the primary beneficiary and which we do not consolidate and (b) transfers of investments in TruPS securities to us that were accounted for as a sale pursuant to SFAS No. 140. Subordinated debentures included above represent the primary assets of VIEs that we consolidate pursuant to FIN 46R.

As of December 31, 2008 and 2007, $413,625 and $156,875, respectively, in principal amount of TruPS, subordinated debentures and subordinated debenture receivables were on non-accrual status and had a weighted-average coupon of 7.0% and 8.2%, respectively, and a fair value of $16,589 and $37,804, respectively. As of December 31, 2008 and 2007, $43,982 and $12,000, respectively, in principal amount available-for-sale securities were on non-accrual status and had a weighted-average coupon of 7.0% and 9.4%, respectively, and a fair value of $308 and $320, respectively.

Some of our investments in securities collateralize debt issued through CDO entities. Our TruPS CDO entities are static pools and prohibit, in most cases, the sale of such securities until the mandatory auction call period, typically 10 years from the CDO entity’s inception. At or subsequent to the mandatory auction call date, the remaining securities will be offered for sale and the proceeds will be used to repay outstanding indebtedness and liquidate the CDO entity. The assets of our consolidated CDOs collateralize the debt of such entities and are not available to our creditors. As of December 31, 2008 and 2007, investment in securities of $3,204,360 and $3,176,067, respectively, principal amount of TruPS and subordinated debentures and $605,445 and $588,432, respectively, principal amount of unsecured REIT note receivables and CMBS receivables collateralized our consolidated CDO notes payable of such entities. Some of these investments were eliminated upon the consolidation of various VIEs that we consolidate and the corresponding subordinated debentures of the VIEs are included as assets in our consolidated balance sheets.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Management evaluates investments in securities for impairment as events and circumstances warrant and concluded that certain of these securities were other than temporarily impaired as management does not expect full recovery of our investment. Asset impairment expense of $28,234 was recorded for the year ended December 31, 2008 related to available-for-sale securities and was included in asset impairments in our consolidated statements of operations. This impairment reduced the amortized cost basis of these available-for-sale securities. Asset impairment expense of $428,653 was recorded for the year ended December 31, 2007 related to investments in securities and was included in asset impairment expense in our consolidated statements of operations. This impairment reduced the amortized cost basis of these available-for-sale securities and security-related receivables by $354,347 and $74,306, respectively.

NOTE 5: INVESTMENTS IN REAL ESTATE INTERESTS

We maintain investments in consolidated real estate interests. Consolidated real estate interests are generally instances where we own a majority of the underlying equity interests, or we are considered to be the primary beneficiary under FIN 46R of such entity, in a real estate property, multi-family, office, or other property. In these instances, we record the gross assets and liabilities of the underlying real estate in our financial statements. As of December 31, 2008, we maintained investments in 15 consolidated real estate properties and two parcels of land. As of December 31, 2007, we maintained investments in six consolidated real estate properties and two parcels of land.

The table below summarizes the book value amounts included in our financial statements for our investments in real estate interests:

	As of December 31, 2008	As of December 31, 2007
Multi-family real estate properties	$225,054	$—
Office real estate properties	131,285	118,982
Parcels of land	614	614

Subtotal	356,953	119,596
Plus: Escrows and reserves	4,091	3,070
Less: Accumulated depreciation and amortization	(10,557)	(5,428)

Investments in real estate interests	$350,487	$117,238

During the year ended December 31, 2008, we entered into two joint ventures with unaffiliated real estate management companies for the purpose of acquiring and redeveloping certain multi-family real estate properties located primarily in southern U.S. submarkets. During July 2008, and in return for 80% of the Class A interests and 100% of the Class B interests in the first joint venture, we converted certain secured loans into preferred equity interests and contributed our interest in a multi-family real estate property, which has a carrying value of $28,872 as of December 31, 2008. During October 2008, and in return for a 95% interest in the second joint venture, we converted certain secured loans into preferred equity interests and contributed our interest in eight multi-family real estate properties, which has a carrying value of $196,983 as of December 31, 2008.

NOTE 6: INDEBTEDNESS

We maintain various forms of short-term and long-term financing arrangements. Generally, these financing agreements are collateralized by assets within CDOs or mortgage securitizations. The following table summarizes our indebtedness as of December 31, 2008:

Description	Unpaid Principal Balance	Carrying Amount	Interest Rate Terms	Weighted- Average Interest Rate	Contractual Maturity
Secured credit facilities and other indebtedness	$187,858	$164,410	2.4% to 13.0%	5.8%	2009 to 2037
Mortgage-backed securities issued (1)(2)(3)	3,388,199	3,364,151	4.5% to 5.8%	5.1%	2035
Trust preferred obligations (4)	359,459	162,050	2.9% to 10.1%	5.9%	2035
CDO notes payable—amortized cost (1)(5)	1,451,750	1,451,750	0.8% to 3.5%	1.0%	2036 to 2045
CDO notes payable—fair value (1)(4)(6)	3,605,428	577,750	2.9% to 10.0%	3.6%	2035 to 2038
Convertible senior notes (7)	384,168	382,779	6.9%	6.9%	2027

Total indebtedness	$9,376,862	$6,102,890		4.0%

(1)	Excludes mortgage-backed securities and CDO notes payable purchased by us which are eliminated in consolidation.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

(2)	Collateralized by $3,611,860 principal amount of residential mortgages and mortgage-related receivables. These obligations were issued by separate legal entities and consequently the assets of the special purpose entities that collateralize these obligations are not available to our creditors.

(3)	Rates generally follow the terms of the underlying mortgages, which are fixed for a period of time and variable thereafter.

(4)	Relates to liabilities for which we elected to record at fair value under SFAS No. 159. See note 8.

(5)	Collateralized by $1,733,822 principal amount of commercial mortgages, mezzanine loans, other loans and preferred equity interests. These obligations were issued by separate legal entities and consequently the assets of the special purpose entities that collateralize these obligations are not available to our creditors.

(6)	Collateralized by $4,158,407 principal amount of investments in securities and security-related receivables and loans, before fair value adjustments. The fair value of these investments as of December 31, 2008 was $2,037,374. These obligations were issued by separate legal entities and consequently the assets of the special purpose entities that collateralize these obligations are not available to our creditors.

(7)	Our convertible senior notes are redeemable, at the option of the holder, in April 2012.

The following table summarizes our indebtedness as of December 31, 2007:

Description	Carrying Amount	Interest Rate Terms	Weighted- Average Interest Rate	Contractual Maturity
Repurchase agreements	$138,788	5.0% to 5.8%	5.6%	Mar. 2008
Secured credit facilities and other indebtedness	132,473	5.4% to 8.1%	7.5%	Mar. 2008 to 2037
Mortgage-backed securities issued (1)(2)(3)	3,801,959	4.6% to 5.8%	5.1%	2035
Trust preferred obligations	450,625	5.6% to 10.1%	7.4%	2035
CDO notes payable (1)(4)	5,093,833	4.7% to 10.4%	5.7%	2035 to 2046
Convertible senior notes	423,247	6.9%	6.9%	2027

Total indebtedness	$10,040,925		5.6%

(1)	Excludes mortgage-backed securities and CDO notes payable purchased by us which are eliminated in consolidation.

(2)	Collateralized by $4,085,028 principal amount of residential mortgages and mortgage-related receivables. These obligations were issued by separate legal entities and consequently the assets of the special purpose entities that collateralize these obligations are not available to our creditors.

(3)	Rates generally follow the terms of the underlying mortgages, which are fixed for a period of time and variable thereafter.

(4)	Collateralized by $5,645,597 principal amount of investments in securities and security-related receivables, commercial mortgages, mezzanine loans, other loans and preferred equity interests before any fair value adjustments. These obligations were issued by separate legal entities and consequently the assets of the special purpose entities that collateralize these obligations are not available to our creditors.

Financing arrangements we entered into or terminated during the years ended December 31, 2008 and 2007 were as follows:

Repurchase Agreements

We have used repurchase agreements to finance our retained interests in mortgage securitizations that we sponsor, residential mortgages prior to their long-term financing, retained interests in our CDOs, and other securities, including REMIC interests. During the year ended December 31, 2008, we repaid $138,788 associated with our repurchase agreements. As of December 31, 2008, we have no short-term repurchase agreement indebtedness outstanding.

Secured Credit Facilities and Other Indebtedness

The following table summarizes our secured credit facilities and other indebtedness as of December 31, 2008:

Description	Unpaid Principal Balance	Carrying Amount	Current Weighted- Average Interest Rate	Contractual Maturity
Loans payable on real estate interests	$52,251	$52,251	4.9%	Apr. 2010 to Sep. 2015
Secured credit facilities	53,494	53,494	2.4%	Jun. 2009 to Jan. 2010
Junior subordinates notes, at fair value	38,051	15,221	8.7%	2035
Junior subordinated notes, at amortized cost	25,100	25,100	7.7%	2037
Term loan indebtedness	18,981	18,344	13.0%	May 2009 to Aug. 2010

Total	$187,877	$164,410	5.7%

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Loans payable on real estate interests. As of December 31, 2008 and 2007, we had $52,251 and $132, respectively, of other indebtedness outstanding relating to loans payable on consolidated real estate interests and other loans. These loans are secured by specific consolidated real estate interests and commercial loans included in our consolidated balance sheet.

Secured credit facilities. As of December 31, 2008, we have secured credit facilities with three financial institutions pursuant to which we have borrowed $53,494. Two secured credit facilities mature in 2009 and one secured credit facility matures in 2010, at which time the amounts borrowed become due and payable. Our credit facilities are secured by commercial mortgages and mezzanine loans.

As of December 31, 2007, we were not in compliance with a financial covenant on one of our secured credit facilities with $22,100 in borrowings. We obtained a waiver as of December 31, 2007 and subsequently amended this secured credit facility to be in compliance. As of December 31, 2008, we were in compliance with all financial covenants on our secured credit facilities.

On April 16, 2007, we terminated our $335,000 secured line of credit led by KeyBanc Capital Markets, as syndication agent. All amounts outstanding under this facility were repaid prior to April 16, 2007. We expensed $2,985 of deferred financing costs associated with the line of credit upon termination.

Junior subordinates notes, at fair value. On October 16, 2008, we issued $38,051 principal amount of junior subordinated notes to a third party and received $15,459 of net cash proceeds. Of the total amount of junior subordinated notes issued, $18,671 has a fixed interest rate of 8.65% through March 30, 2015 with a floating rate of LIBOR plus 400 basis points thereafter and a maturity date of March 30, 2035. The remaining $19,380 has a fixed interest rate of 9.64% and a maturity date of October 30, 2015. At issuance, we elected to record these junior subordinated notes at fair value under SFAS No. 159, with all subsequent changes in fair value recorded in earnings. As of December 31, 2008, we have $38,051 unpaid principal associated with this indebtedness. The fair value, or carrying amount, of this indebtedness was $15,221 as of December 31, 2008.

Junior subordinated notes, at amortized cost. On February 12, 2007, we formed Taberna Funding Capital Trust I which issued $25,000 of trust preferred securities to investors and $100 of common securities to us. The combined proceeds were used by Taberna Funding Capital Trust I to purchase $25,100 of junior subordinated notes issued by us. The junior subordinated notes are the sole assets of Taberna Funding Capital Trust I and mature on April 30, 2037, but are callable, at our option, on or after April 30, 2012. Interest on the junior subordinated notes is payable quarterly at a fixed rate of 7.69% through April 2012 and thereafter at a floating rate equal to three-month LIBOR plus 2.50%. These $25,100 of junior subordinated notes issued by us are outstanding as of December 31, 2008 and 2007.

On July 12, 2007, we formed Taberna Funding Capital Trust II which issued $25,000 of trust preferred securities to investors and $100 of common securities to us. The combined proceeds were used by Taberna Funding Capital Trust II to purchase $25,100 of junior subordinated notes issued by us. The junior subordinated notes are the sole assets of Taberna Funding Capital Trust II and mature on July 30, 2037, but are callable, at our option, on or after July 30, 2012. Interest on the junior subordinated notes is payable quarterly at a fixed rate of 8.06% through July 2012 and thereafter at a floating rate equal to three-month LIBOR plus 2.50%. On October 21, 2008, we repurchased, from the market, all of these trust preferred securities for a purchase price of $5,250. As a result, we recorded gains on extinguishment of debt of $19,150, net of $600 deferred financing costs that were written off associated with the junior subordinated issued by us.

Term loan indebtedness. On September 19, 2008, we entered into a series of transactions with a lender enabling us to replace all of our existing short-term repurchase obligations with two longer-term master repurchase agreements, which are long-term secured credit facilities. The first master repurchase agreement provided for the lender to purchase RMBS from us for an adjusted purchase price of $24,500. We pay interest monthly beginning September 30, 2008 equal to 13.0% per annum on the then outstanding amount of the purchase price under this agreement which equaled $25,425 at September 19, 2008. We also make mandatory payments monthly for nine months and thereafter quarterly which are applied to the amount outstanding. We may also be required to pay a performance amount monthly applied to the then outstanding purchase price if losses in the purchased assets exceed agreed-upon limits. This agreement provides that we will repurchase these RMBS on August 31, 2010, or an earlier date selected by us, for the sum

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

of the then outstanding purchase price, a minimum financing cost of $3,075 (less any interest previously paid) and the amount of any accrued and unpaid interest. The second master repurchase agreement provided for the lender to purchase commercial real estate CDO securities from us for a purchase price of $3,000. We pay interest monthly beginning September 30, 2008 equal to 13.0% per annum on the then outstanding amount. We must pay mandatory payments monthly applied to the purchase price. This agreement provides that we will repurchase the commercial real estate CDO securities on May 29, 2009, or an earlier date selected by us, for the sum of the then outstanding purchase price and the amount of any accrued and unpaid interest. As of December 31, 2008, we have $18,981 unpaid principal and $18,344 carrying amount associated with this indebtedness.

As partial consideration to the lender for entering into these master repurchase agreements, we issued a Series A Warrant Agreement, or the Warrant Agreement, to the lender exercisable to purchase 250,000 common shares of RAIT for an exercise price of $6.00 per common share for an exercise period starting December 19, 2008 and ending September 19, 2011. On December 5, 2008, we entered into an agreement with the lender whereby we paid a settlement amount of $115 to the lender as consideration for the termination of the Warrant Agreement and we have no further obligations thereunder.

Mortgage-Backed Securities Issued

We finance our investments in residential mortgages through the issuance of mortgage-backed securities by non-qualified special purpose securitization entities that are owner trusts. The mortgage-backed securities issued maintain the identical terms of the underlying residential mortgage loans with respect to maturity, duration of the fixed-rate period and floating rate reset provision after the expiration of the fixed-rate period. Principal payments on the mortgage-backed securities issued are match-funded by the receipt of principal payments on the residential mortgage loans. Although residential mortgage loans which have been securitized, are consolidated on our balance sheet, the non-qualified special purpose entities that hold such residential mortgage loans are separate legal entities. Consequently, the assets of these non-qualified special purpose entities collateralize the debt of such entities and are not available to our creditors. As of December 31, 2008 and 2007, $3,611,860 and $4,085,028, respectively, of principal amount residential mortgages and mortgage-related receivables collateralized our mortgage-backed securities issued.

On June 27, 2007, we issued $619,000 of AAA rated RMBS, issued $27,000 of subordinated notes and paid approximately $1,500 of transaction costs. The securitization was completed via an owner’s trust structure and we retained 100% of the owners trust certificates and subordinated notes of the securitization with a par amount of $27,000. At the time of closing, the securitization owners trust purchased approximately $645,000 of residential mortgage loans from us. The securitization owners trust is a non-qualified special purpose entity and we consolidate the securitization owners trust.

Trust Preferred Obligations

Trust preferred obligations finance subordinated debentures acquired by Trust VIEs that are consolidated by us for the portion of the total TruPS that are owned by entities outside of the consolidated group. These trust preferred obligations bear interest at either variable or fixed rates until maturity, generally 30 years from the date of issuance. The Trust VIE has the ability to prepay the trust preferred obligation at any time, without prepayment penalty, after five years. We do not control the timing or ultimate payment of the trust preferred obligations.

As of January 1, 2008, we adopted the fair value option under SFAS No. 159 and elected to record trust preferred obligations at fair value. At adoption, we decreased the carrying amount of the trust preferred obligations by $52,070 to reflect these liabilities at fair value in our financial statements. The change in fair value of the trust preferred obligations was a decrease of $145,339 for the year ended December 31, 2008, respectively, and was included in our consolidated statements of operations.

CDO Notes Payable

CDO notes payable represent notes issued by CDO entities which are used to finance the acquisition of TruPS, unsecured REIT notes, CMBS securities, commercial mortgages, mezzanine loans, and other loans. Generally, CDO notes payable are comprised of various classes of notes payable, with each class bearing interest at variable or fixed rates.

CDO notes payable, at amortized cost. On June 7, 2007, we closed RAIT Preferred Funding II, Ltd., a $832,923 CDO transaction that provided financing for commercial and mezzanine loans. RAIT Preferred Funding II received commitments for $722,700 of CDO notes payable, all of which were issued at par to investors. As of December 31, 2008, we retained $20,025 of the notes rated between “A” and “A-” by Standard & Poor’s, $65,925 of the notes rated between “BBB+” and “BB” by Standard & Poor’s and all $110,223 of the preference shares. The investments that are owned by RAIT Preferred Funding II are pledged as collateral to secure its debt and, as a result, are not available to us, our creditors or our shareholders. The notes issued to investors bear interest at rates ranging from LIBOR plus 0.29% to LIBOR plus 4.00%. All of the notes mature in 2045, although RAIT Preferred Funding II may call the notes at par at any time after June 2017. The notes rated between A and A- that we have retained, bear interest at rates ranging from LIBOR plus 1.15% to LIBOR plus 1.40% and the notes rated between BBB+ and BB that we have retained, bear interest at rates ranging from LIBOR plus 2.10% to LIBOR plus 4.00%.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

During the year ended December 31, 2008, we repurchased, from the market, a total of $3,000 in aggregate principal amount of CDO notes payable associated with RAIT CRE CDO I, Ltd. The total purchase price was $759 and we recorded gains on extinguishment of debt of $2,241.

CDO notes payable, at fair value. On March 29, 2007, we closed Taberna Preferred Funding VIII, Ltd., a $772,000 CDO transaction that provided financing for investments consisting of TruPS issued by REITs and real estate operating companies, senior and subordinated notes issued by real estate entities, commercial mortgage-backed securities, other real estate interests, senior loans and CDOs issued by special purpose issuers that own a portfolio of commercial real estate loans. The investments that are owned by Taberna Preferred Funding VIII are pledged as collateral to secure its debt and, as a result, are not available to us, our creditors or our shareholders. Taberna Preferred Funding VIII received commitments for $712,000 of CDO notes payable, all of which were issued at par to investors. As of December 31, 2008, we have retained $18,000 of notes rated “AA” by Standard & Poor’s, $55,000 of the notes rated between “BBB” and “BB” and all $60,000 of the preference shares. The notes issued to investors bear interest at rates ranging from LIBOR plus 0.34% to LIBOR plus 4.90%. All of the notes mature in 2037, although Taberna Preferred Funding VIII may call the notes at par at any time after May 2017. The notes rated AA that we have retained, bear interest at a rate of LIBOR plus 0.70% and the notes rated between BBB and BB that we have retained, bear interest at rates ranging from LIBOR plus 2.85% to LIBOR plus 4.90%.

On June 28, 2007, we closed Taberna Preferred Funding IX, Ltd., a $757,500 CDO transaction that provided financing for investments consisting of TruPS issued by REITs and real estate operating companies, senior and subordinated notes issued by real estate entities, commercial mortgage-backed securities, other real estate interests, senior loans and CDOs issued by special purpose issuers that own a portfolio of commercial real estate loans. The investments that are owned by Taberna Preferred Funding IX are pledged as collateral to secure its debt and, as a result, are not available to us, our creditors or our shareholders. Taberna Preferred Funding IX received commitments for $705,000 of CDO notes payable, all of which were issued at par to investors. As of December 31, 2008, we retained $45,000 of the notes rated between “AAA” and “A-” by Standard & Poor’s, $89,000 of the notes rated between “BBB” and “BB” by Standard & Poor’s and all $52,500 of the preference shares. The notes issued to investors bear interest at rates ranging from LIBOR plus 0.34% to LIBOR plus 5.50%. All of the notes mature in 2038, although Taberna Preferred Funding IX may call the notes at par at any time after May 2017. The notes rated between AAA and A- that we have retained, bear interest at rates ranging from LIBOR plus 0.65% to LIBOR plus 1.90% and the notes rated between BBB and BB that we have retained, bear interest at rates ranging from LIBOR plus 3.25% to LIBOR plus 5.50%.

As of January 1, 2008, we adopted the fair value option under SFAS No. 159 and elected to record CDO notes payable at fair value. These CDO notes payable are collateralized by trading securities, security-related receivables and loans. At adoption, we decreased the carrying amount of these CDO notes payable by $1,520,616 to reflect these liabilities at fair value in our financial statements. The change in fair value of these CDO notes payable was a decrease of $1,434,175 for the year ended December 31, 2008 and was included in our consolidated statements of operations.

During the years ended December 31, 2008 and 2007, several of our consolidated CDOs failed overcollateralization, or OC, trigger tests which resulted in a change to the priority of payments to the debt and equity holders of the respective securitizations. Upon the failure of an OC test, the indenture of each CDO requires cash flows that would otherwise have been distributed to us as equity distributions, or in some cases interest payments on our retained CDO notes payable, to be used to sequentially pay down the outstanding principal balance of the most senior note holders. The OC tests failures were due to defaulted collateral assets and credit risk securities. During the years ended December 31, 2008 and 2007, $53,576 and $19,374 of cash flows were re-directed from our retained interests in these CDOs and were used to repay the most senior holders of our CDO notes payable.

Convertible Senior Notes

On April 18, 2007, we issued and sold in a private offering to qualified institutional buyers, $425,000 aggregate principal amount of 6.875% convertible senior notes due 2027, or the senior notes. After deducting the initial purchaser’s discount and the estimated offering expenses, we received approximately $414,250 of net proceeds. Interest on the senior notes is paid semi-annually and the senior notes mature on April 15, 2027. The senior notes were issued at a discount of $2.0 million associated with the adoption of FSP APB 14-1.

Prior to April 20, 2012, the senior notes will not be redeemable at RAIT’s option, except to preserve RAIT’s status as a REIT. On or after April 20, 2012, RAIT may redeem all or a portion of the senior notes at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any. Senior note holders may require RAIT to repurchase all or a portion of the senior notes at a purchase price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any, on the senior notes on April 15, 2012, April 15, 2017, and April 15, 2022, or upon the occurrence of certain change in control transactions prior to April 20, 2012.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Prior to April 15, 2026, upon the occurrence of specified events, the senior notes will be convertible at the option of the holder at an initial conversion rate of 28.6874 shares per $1,000 principal amount of senior notes. The initial conversion price of $34.86 represents a 27.5% premium to the per share closing price of $27.34 on the date the offering was priced. Upon conversion of senior notes by a holder, the holder will receive cash up to the principal amount of such senior notes and, with respect to the remainder, if any, of the conversion value in excess of such principal amount, at the option of RAIT in cash or RAIT’s common shares. The initial conversion rate is subject to adjustment in certain circumstances. We include the senior notes in earnings per share using the treasury stock method if the conversion value in excess of the par amount is considered in the money during the respective periods.

During the year ended December 31, 2008, we repurchased, from the market, a total of $40,832 in aggregate principal amount of convertible senior notes for a total purchase price of $18,664. As a result, we recorded gains on extinguishment of debt of $21,181, net of $987 deferred financing costs that were written off associated with the convertible senior notes. As of December 31, 2008, we have $384,168 unpaid principal balance of convertible senior notes outstanding.

Maturity of Indebtedness

Generally, the majority of our indebtedness is payable in full upon the maturity or termination date of the underlying indebtedness. The following table displays the aggregate maturities of our indebtedness by year:

2009	$33,042
2010	72,164
2011	—
2012	384,168
2013	—
Thereafter	8,887,488

Total	$9,376,862

NOTE 7: DERIVATIVE FINANCIAL INSTRUMENTS

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions. The counterparties to these contractual arrangements are major financial institutions with which we and our affiliates may also have other financial relationships. In the event of nonperformance by the counterparties, we are potentially exposed to credit loss. However, because of the high credit ratings of the counterparties, we do not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges

We have entered into various interest rate swap contracts to hedge interest rate exposure on floating rate indebtedness. We designate interest rate hedge agreements at inception and determine whether or not the interest rate hedge agreement is highly effective in offsetting interest rate fluctuations associated with the identified indebtedness. At designation, certain of these interest rate swaps had a fair value not equal to zero. However, we concluded, at designation, that these hedging arrangements were highly effective during their term using regression analysis and determined that the hypothetical derivative method would be used in measuring any ineffectiveness. At each reporting period, we update our regression analysis and, as of December 31, 2008, we concluded that these hedging arrangements were highly effective during their remaining term and used the hypothetical derivative method in measuring the ineffective portions of these hedging arrangements.

Foreign Currency Derivatives

We have entered into various foreign currency derivatives to hedge our exposure to changes in the value of a U.S. dollar as compared to foreign currencies, primarily the Euro. Our foreign currency derivatives are recorded at fair value in our financial statements, with changes in fair value recorded in earnings.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

The following table summarizes the aggregate notional amount and estimated net fair value of our derivative instruments as of December 31, 2008 and 2007:

	As of December 31, 2008		As of December 31, 2007
	Notional	Fair Value	Notional	Fair Value
Cash flow hedges:
Interest rate swaps	$3,685,692	$(613,852)	$3,593,055	$(192,659)
Interest rate caps	51,000	863	51,000	799
Basis swaps	50,000	—	50,000	(164)
Foreign currency derivatives:
Currency options	2,127	21	8,617	16

Net fair value	$3,788,819	$(612,968)	$3,702,672	$(192,008)

The following table summarizes the effect on income by derivative instrument type for the following periods:

	For the Year Ended December 31, 2008		For the Year Ended December 31, 2007
Type of Derivative	Amounts Reclassified to Earnings for Effective Hedges— Gains (Losses)	Amounts Reclassified to Earnings for Hedge Ineffectiveness— Gains (Losses)	Amounts Reclassified to Earnings for Effective Hedges— Gains (Losses)	Amounts Reclassified to Earnings for Hedge Ineffectiveness— Gains (Losses)
Interest rate swaps	$(9,849)	$(432)	$3,975	$(7,490)
Interest rate caps	—	—	—	(191)
Basis swaps	—	—	29	(123)
Currency options	—	25	—	15

Total	$(9,849)	$(407)	$4,004	$(7,789)

On January 1, 2008, we adopted SFAS No. 159 for certain of our CDO notes payable. Upon the adoption of SFAS No. 159, hedge accounting for any previously designated cash flow hedges associated with these CDO notes payable was discontinued and all changes in fair value of these cash flow hedges are recorded in earnings. At the time of hedge accounting discontinuance on January 1, 2008 for these cash flow hedges, the balance included in accumulated other comprehensive income (loss) that will be reclassified to earnings over the remaining term of the related hedges was $102,532. As of December 31, 2008, the notional value associated with these cash flow hedges where hedge accounting was discontinued was $2,855,261 and had a liability balance with a fair value of $481,267. During the year ended December 31, 2008, the change in value of these hedges was a decrease of $394,112 and was recorded as a component of the change in fair value of financial instruments in our consolidated statement of operations.

Amounts reclassified to earnings associated with effective cash flow hedges are reported in investment interest expense and the fair value of these hedge agreements is included in other assets or derivative liabilities.

Free-Standing Derivatives

We had maintained warehouse arrangements with various investment banks. These warehouse arrangements were free-standing derivatives under SFAS No. 133. As such, our investment, or first-dollar risk of loss, is recorded at fair value each period with the change in fair value recorded in earnings.

During the year ended December 31, 2008, our two warehouse facilities were terminated and $32,059 was charged to earnings through the change in fair value of free-standing derivatives. The write-off of these warehouse deposits was our only exposure under our warehouse agreements and we have no further obligations thereunder. We are not party to any warehouse facilities as of December 31, 2008.

On June 25, 2007, one of our subsidiaries provided an option to a warehouse provider for us to provide credit default protection on two reference securities. This option was terminated in May 2008 and we have no further obligation thereunder.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

NOTE 8: FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosure About Fair Value of Financial Instruments”, or SFAS No. 107, requires disclosure of the fair value of financial instruments for which it is practicable to estimate that value. The fair value of investments in mortgages and loans, investments in securities, mortgage-backed securities issued, trust preferred obligations, CDO notes payable, convertible senior notes and derivative liabilities is based on significant observable and unobservable inputs. The fair value of investments in real estate interests, cash and cash equivalents, restricted cash, repurchase agreements, secured credit facilities and other indebtedness approximates cost due to the nature of these instruments.

The following table summarizes the carrying amount and the estimated fair value of our financial instruments as of December 31, 2008:

Financial Instrument	Carrying Amount	Estimated Fair Value
Assets
Investments in mortgages and loans:
Commercial mortgages, mezzanine loans and other loans	$2,041,112	$1,919,490
Residential mortgages and mortgage-related receivables	3,598,925	1,587,731
Investments in securities and security-related receivables	1,920,883	1,920,883
Cash and cash equivalents	27,463	27,463
Restricted cash	197,366	197,366
Derivative assets	884	884
Liabilities
Indebtedness:
Secured credit facilities and other indebtedness	164,410	149,360
Mortgage-backed securities issued	3,364,151	1,553,094
Trust preferred obligations	162,050	162,050
CDO notes payable—at amortized cost	1,451,750	501,568
CDO notes payable—at fair value	577,750	577,750
Convertible senior notes	382,779	117,171
Derivative liabilities	613,852	613,852

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Fair Value Measurements

The following tables summarize information about our assets and liabilities measured at fair value on a recurring basis as of December 31, 2008, and indicate the fair value hierarchy of the valuation techniques utilized to determine such fair value:

Assets:	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of December 31, 2008
Trading securities
TruPS and subordinated debentures	$—	$—	$1,472,611	$1,472,611
Other securities	—	700	—	700
Available-for-sale securities	—	15,797	—	15,797
Security-related receivables
TruPS and subordinated debenture receivables	—	—	172,055	172,055
Unsecured REIT note receivables	—	217,884	—	217,884
CMBS receivables	—	39,987	—	39,987
Other securities	—	1,849	—	1,849

Total assets	$—	$276,217	$1,644,666	$1,920,883

Liabilities:	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of December 31, 2008
Junior subordinates notes, at fair value (1)	$—	$15,221	$—	$15,221
Trust preferred obligations	—	—	162,050	162,050
CDO notes payable, at fair value (2)	—	—	577,750	577,750
Derivative liabilities	—	613,852	—	613,852

Total liabilities	$—	$629,073	$739,800	$1,368,873

(1)	On October 16, 2008, we issued $38,051 principal amount of junior subordinated notes to a third party and elected to record these junior subordinated notes at fair value under SFAS No. 159.

(2)	As of January 1, 2008, we adopted the fair value option under SFAS No. 159 and elected to record CDO notes payable that are collateralized by TruPS, subordinated debentures, unsecured REIT notes receivables, CMBS receivables and other securities at fair value.

The following tables summarize additional information about assets and liabilities that are measured at fair value on a recurring basis for which we have utilized level 3 inputs to determine fair value for the year ended December 31, 2008:

Assets	Trading Securities— TruPS and Subordinated Debentures	Security-Related Receivables—TruPS and Subordinated Debenture Receivables	Total Level 3 Assets
Balance, as of December 31, 2007	$2,715,155	$425,643	$3,140,798
Cumulative effect from adoption of SFAS No. 159	—	(17,599)	(17,599)
Change in fair value of financial instruments	(1,235,580)	(180,080)	(1,415,660)
Purchases and sales, net	(6,964)	(55,909)	(62,873)

Balance, as of December 31, 2008	$1,472,611	$172,055	$1,644,666

Assets	Trust Preferred Obligations	CDO Notes Payable, at Fair Value	Total Level 3 Liabilities
Balance, as of December 31, 2007	$450,625	$—	$450,625
Cumulative effect from adoption of SFAS No. 159	(52,070)	—	(52,070)
Transfer in from Level 2 to Level 3 (1)	—	841,546	841,546
Change in fair value of financial instruments	(145,339)	(253,533)	(398,872)
Purchases and sales, net	(91,166)	(10,263)	(101,429)

Balance, as of December 31, 2008	$162,050	$577,750	$739,800

(1)	During the three-month period ended December 31, 2008, we determined that CDO notes payable elected under SFAS No. 159 should be categorized as a Level 3 liability due to the limited market activity for these financial instruments.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Change in Fair Value of Financial Instruments

The following table summarizes realized and unrealized gains and losses on assets and liabilities for which we elected the fair value option of SFAS No. 159 as reported in change in fair value of financial instruments in the accompanying consolidated statements of operations as follows:

Description	For the Year Ended December 31, 2008
Change in fair value of trading securities and security-related receivables	$(1,737,305)
Change in fair value of CDO notes payable, trust preferred obligations and other liabilities	1,579,689
Change in fair value of derivatives	(394,821)

Change in fair value of financial instruments	$(552,437)

As of December 31, 2008, we did not have any assets or liabilities measured at fair value on a non-recurring basis.

NOTE 9: SHAREHOLDERS’ EQUITY

Preferred Shares

In 2004, we issued 2,760,000 shares of our 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, or the Series A Preferred Shares, for net proceeds of $66,600. The Series A Preferred Shares accrue cumulative cash dividends at a rate of 7.75% per year of the $25.00 liquidation preference, equivalent to $1.9375 per year per share. Dividends are payable quarterly in arrears at the end of each March, June, September and December. The Series A Preferred Shares have no maturity date and we are not required to redeem the Series A Preferred Shares at any time. We may not redeem the Series A Preferred Shares before March 19, 2009, except in limited circumstances relating to the ownership limitations necessary to preserve our tax qualification as a real estate investment trust. On or after March 19, 2009, we may, at our option, redeem the Series A Preferred Shares, in whole or part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date.

In 2004, we issued 2,258,300 shares of our 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, or the Series B Preferred Shares, for net proceeds of $54,400. The Series B Preferred Shares accrue cumulative cash dividends at a rate of 8.375% per year of the $25.00 liquidation preference, equivalent to $2.09375 per year per share. Dividends are payable quarterly in arrears at the end of each March, June, September and December. The Series B Preferred Shares have no maturity date and we are not required to redeem the Series B Preferred Shares at any time. We may not redeem the Series B Preferred Shares before October 5, 2009, except in limited circumstances relating to the ownership limitations necessary to preserve our tax qualification as a real estate investment trust. On or after October 5, 2009, we may, at our option, redeem the Series B Preferred Shares, in whole or part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

On July 5, 2007, we issued 1,600,000 shares of our 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, or the Series C Preferred Shares, in a public offering at an offering price of $25.00 per share. After offering costs, including the underwriters’ discount, and expenses of approximately $1,660, we received approximately $38,340 of net proceeds. The Series C Preferred Shares accrue cumulative cash dividends at a rate of 8.875% per year of the $25.00 liquidation preference and are paid on a quarterly basis. The Series C Preferred Shares have no maturity date and we are not required to redeem the Series C Preferred Shares at any time. We may not redeem the Series C Preferred Shares before July 5, 2012, except for the special optional redemption to preserve our tax qualification as a REIT. On or after July 5, 2012, we may, at our option, redeem the Series C Preferred Shares, in whole or part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date.

Common Shares

On December 11, 2006, we acquired all of the outstanding common shares of Taberna Realty Finance Trust. The acquisition was a stock for stock merger in which we issued 0.5389 common shares for each Taberna common share. We issued 23,904,309 common shares, including 481,785 unvested restricted shares issued to employees of Taberna.

On January 24, 2007, we issued 11,500,000 common shares in a public offering at an offering price of $34.00 per share. After deducting offering costs, including the underwriter’s discount, and expenses of approximately $24,070, we received approximately $366,894 of net proceeds.

On January 24, 2007, 6,010 of our phantom unit awards were redeemed for our common shares. These phantom units were fully vested at the time of redemption.

On April 18, 2007, in connection with our senior notes offering referred to above, we used a portion of the net proceeds to repurchase 2,717,600 of our common shares at a price of $27.34 per share (the closing price on April 12, 2007) for an aggregate purchase price of $74,381, including costs.

On July 24, 2007, our board of trustees adopted a share repurchase plan that authorizes us to purchase up to $75,000 of RAIT common shares. Under the plan, we may make purchases, from time to time, through open market or privately negotiated transactions. We have not repurchased any common shares under this plan as of December 31, 2008.

On January 24, 2008, 14,457 of our phantom unit awards were redeemed for our common shares. These phantom units were fully vested at the time of redemption.

We implemented an amended and restated dividend reinvestment and share purchase plan, or DRSPP, effective as of March 13, 2008, pursuant to which we registered and reserved for issuance 10,000,000 common shares. During the year ended December 31, 2008, we issued a total of 3,666,558 common shares pursuant to the DRSPP at a weighted-average price of $7.75 per share and we received $28,400 of net proceeds.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

The following tables summarize the dividends we declared or paid during the years ended December 31, 2008 and 2007:

	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	For the Year Ended December 31, 2008
Series A Preferred Shares
Date declared	1/29/08	4/17/08	7/29/08	10/22/08
Record date	3/3/08	6/2/08	9/2/08	12/1/08
Date paid	3/31/08	6/30/08	9/30/08	12/31/08
Total dividend amount	$1,337	$1,337	$1,337	$1,337	$5,348
Series B Preferred Shares
Date declared	1/29/08	4/17/08	7/29/08	10/22/08
Record date	3/3/08	6/2/08	9/2/08	12/1/08
Date paid	3/31/08	6/30/08	9/30/08	12/31/08
Total dividend amount	$1,182	$1,182	$1,182	$1,182	$4,728
Series C Preferred Shares
Date declared	1/29/08	4/17/08	7/29/08	10/22/08
Record date	3/3/08	6/2/08	9/2/08	12/1/08
Date paid	3/31/08	6/30/08	9/30/08	12/31/08
Total dividend amount	$888	$888	$888	$888	$3,552
Common shares
Date declared	3/25/08	6/30/08	—	10/10/08
Record date	4/4/08	7/16/08	—	10/31/08
Date paid	5/15/08	8/12/08	—	12/5/08
Dividend per share	$0.46	$0.46	$—	$0.35	$1.27
Total dividend declared	$28,083	$29,350	$—	$22,675	$80,108

	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	For the Year Ended December 31, 2007
Series A Preferred Shares
Date declared	1/23/07	4/17/07	7/24/07	10/23/07
Record date	3/1/07	6/1/07	9/4/07	12/3/07
Date paid	4/2/07	7/2/07	10/1/07	12/31/07
Total dividend amount	$1,337	$1,337	$1,337	$1,337	$5,348
Series B Preferred Shares
Date declared	1/23/07	4/17/07	7/24/07	10/23/07
Record date	3/1/07	6/1/07	9/4/07	12/3/07
Date paid	4/2/07	7/2/07	10/1/07	12/31/07
Total dividend amount	$1,182	$1,182	$1,182	$1,182	$4,728
Series C Preferred Shares
Date declared	—	—	7/24/07	10/23/07
Record date	—	—	9/4/07	12/3/07
Date paid	—	—	10/1/07	12/31/07
Total dividend amount	—	—	$838	$888	$1,726
Common shares
Date declared	3/15/07	6/14/07	9/10/07	12/7/07
Record date	3/29/07	6/28/07	9/21/07	12/17/07
Date paid	4/13/07	7/13/07	10/12/07	1/14/08
Dividend per share	$0.80	$0.84	$0.46	$0.46	$2.56
Total dividend declared	$50,938	$51,215	$28,060	$28,068	$158,281

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

On January 27, 2009, our board of trustees declared a first quarter 2009 cash dividend of $0.484375 per share on our 7.75% Series A Preferred Shares, $0.5234375 per share on our 8.375% Series B Preferred Shares and $0.5546875 per share on our 8.875% Series C Preferred Shares. The dividends will be paid on March 31, 2009 to holders of record on March 2, 2009.

NOTE 10: NONCONTROLLING INTERESTS

Noncontrolling interests represents the interests of third-party investors in each of our consolidated CDO entities as well as third party holders of preferred shares issued by Taberna. During the year ended December 31, 2006, Taberna issued 125 Series A cumulative non-voting Preferred Shares (Taberna Preferred Shares) to third party investors with a liquidation value of $1,000 per share. The Taberna Preferred shares will accrue a dividend at the rate of 12.5% per annum.

The following table summarizes our noncontrolling interests’ activity:

	For the Year Ended December 31
	2008	2007
Beginning Balance	$1,602	$124,273
Adjustment for adoption of SFAS No. 159 on January 1, 2008	373,357	—
Noncontrolling interest expense	(189,580)	(69,707)
Allocation to other comprehensive loss	1,787	(30,356)
Acquisition of noncontrolling interests in investments in real estate interests	3,299	—
Acquisition of noncontrolling interests in CDOs	(70)	(19,963)
Distributions to noncontrolling interest holders in CDOs	(138)	(13,083)
Deconsolidation of VIEs	—	10,438

Ending Balance	$190,257	$1,602

NOTE 11: STOCK BASED COMPENSATION AND EMPLOYEE BENEFITS

We maintain the RAIT Financial Trust 2008 Incentive Award Plan (the “Incentive Award Plan”). The maximum aggregate number of common shares that may be issued pursuant to the Incentive Award Plan is 4,500,000. As of December 31, 2008, 3,076,134 common shares are available for issuance under this plan.

We have granted to our officers, trustees and employees phantom shares pursuant to the RAIT Investment Trust Phantom Share Plan and phantom units pursuant to the Incentive Award Plan. Both phantom shares and phantom units are redeemable for common shares issued under the Incentive Award Plan. Redemption occurs after a period of time of vesting set by the compensation committee of our board of trustees (“Compensation Committee”). All outstanding phantom shares issued to non-management trustees, vested immediately, have dividend equivalent rights and will be redeemed upon separation from service from us. In December 2008, the Compensation Committee amended the redemption terms of the remaining 3,688 phantom shares outstanding to provide that they would be redeemed on January 27, 2009. Phantom units granted to non-management trustees vest immediately, have dividend equivalent rights and will be redeemed upon the earliest to occur of (i) the first anniversary of the date of grant, or (ii) a trustee’s termination of service with us. Phantom units granted to officers and employees vest in varying percentages set by the Compensation Committee over four years, have dividend equivalent rights and will be redeemed between one to two years after vesting as set by the Compensation Committee.

On January 23, 2007, the Compensation Committee awarded 408,517 phantom units, valued at $14,997 using our closing stock price of $36.71, to various employees and trustees. The awards generally vest over four year periods for employees and immediately for trustees. On May 22, 2007, the Compensation Committee awarded 33,510 phantom units, valued at $965 using our closing stock price of $28.81, to various employees. The awards vest over four year periods. On July 24, 2007, the Compensation Committee awarded our trustees 9,562 phantom units, valued at $175. The awards vested immediately.

On December 7, 2007, ten of our executive officers voluntarily forfeited 322,000 phantom units awards that were granted to them on January 23, 2007 under the Incentive Award Plan. The equity incentive awards were subject to vesting periods of four or five years beginning in January 2008. The aggregate value of these awards when granted was $11,821, of which $2,113 was expensed through September 30, 2007. In accordance with SFAS No. 123R, we expensed the remaining $9,708 as non-cash compensation expense during the quarter ended December 31, 2007. If these awards had remained outstanding in accordance with their terms, we would have expensed this remaining amount over the remaining vesting periods of these awards.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

On January 8, 2008, the Compensation Committee awarded 324,200 phantom units, valued at $2,448 using our closing stock price of $7.55, to various non-executive employees. The awards generally vest over four year periods. On March 5, 2008, the Compensation Committee awarded 26,712 phantom units, valued at $175 using our closing stock price of $6.55, to trustees. These awards vested immediately. On August 7, 2008, the Compensation Committee awarded 24,927 phantom units, valued at $175 using our closing stock price of $7.02, to trustees. These awards vested immediately.

During the years ended December 31, 2008 and 2007, there were 29,943 and 7,218, respectively, phantom units redeemed for common shares and 60,152 and 344,372 phantom units forfeited, respectively, including 322,000 phantom units forfeited by our executive officers discussed above. At December 31, 2008 and 2007, there were 455,687 and 169,943, respectively, phantom units outstanding.

We did not grant any phantom shares during the years ended December 31, 2008 and 2007. We have been accounting for grants of phantom shares in accordance with SFAS No. 123R, which requires the recognition of compensation expense, based on the grant date fair value, over the applicable vesting period. As of December 31, 2008 and 2007, there were 3,688 phantom shares outstanding. As described above, all of these phantom shares were redeemed in January 2009.

As part of the acquisition of Taberna on December 11, 2006, we assumed 481,785 unvested restricted shares in exchange for the unvested restricted shares of Taberna’s employees that did not vest on the date of acquisition. The unvested restricted shares were accounted for under SFAS No. 123R and the grant date fair value on December 11, 2006 of $16,559 (based on the closing price of $34.37 at December 11, 2006 of our common shares) will be expensed over the remaining vesting provisions of the original awards. During the year ended December 31, 2008 and 2007, unvested restricted shares totaling 126,613 and 205,076, respectively, vested and were issued to the respective employees. During the year ended December 31, 2008, there were 22,237 unvested restricted shares forfeited. As of December 31, 2008 and 2007, there were 76,690 and 225,440 unvested restricted shares outstanding.

As of December 31, 2008 and 2007, the deferred compensation cost relating to unvested awards was $5,898 and $11,122, respectively, relating to phantom units and restricted stock that had a weighted average remaining vesting period of 1.1 years and 2.1 years, respectively.

Stock Options

We have granted to our officers, trustees and employees options to acquire common shares. The vesting period is determined by the Compensation Committee and the option term is generally ten years after the date of grant. As of December 31, 2008 and 2007, there were 178,800 and 215,300 options outstanding, respectively.

A summary of the options activity of the Incentive Award Plan is presented below.

	2008		2007		2006
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, January 1,	215,300	$20.68	225,842	$20.49	477,360	$17.51
Expired	(36,500)	15.00	—	—	—	—
Exercised	—	—	(10,542)	16.53	(251,518)	15.02

Outstanding, December 31,	178,800	$21.84	215,300	$20.68	225,842	$20.49

Options exercisable at December 31,	178,800		180,300		170,842

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Exercise Price
$10.75 - 13.65	17,000	1.4 years	$11.94	17,000	$11.94
$19.21 - 19.85	20,000	3.4 years	$19.50	20,000	$19.50
$21.81 - 26.40	141,800	4.7 years	$23.36	141,800	$23.36

	178,800	4.3 years	$21.84	178,800	$21.84

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

We did not grant options during the three years ended December 31, 2008.

During the years ended December 31, 2008, 2007 and 2006, we recorded compensation expense of $7,206, $20,891 and $1,141 associated with our stock based compensation. Stock-based compensation expense for the year ended December 31, 2007 includes $9,708 of stock forfeitures discussed above.

Employee Benefits

401(k) Profit Sharing Plan

During 2007, we maintained the RAIT Investment Trust 401(k) profit sharing plan, or the former RAIT 401(k) plan, for our employees and assumed the Taberna Capital Management LLC 401(k) profit sharing plan in connection with the Taberna merger because we wish to encourage our employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. Effective January 1, 2008, the former RAIT 401(k) plan and Taberna 401(k) plan were combined into the RAIT Financial Trust 401(k) profit sharing plan, or the RAIT 401(k) plan, in order to provide consistent benefits to all employees.

The former RAIT 401(k) plan offered eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which we supplemented with matching contributions. Any matching contribution made by RAIT pursuant to this plan vests 20% per year of service. Until August 2006, matching contributions were made in RAIT common shares.

The Taberna 401(k) plan also offered eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. During 2007, RAIT provided a 4% cash match of the employee contributions and paid an additional 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the Taberna 401(k) plan vests 33% per year of service. No common shares were issued pursuant to the Taberna 401(k) plan.

The RAIT 401(k) plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. Since January 1, 2008, RAIT provides a 4% cash match of the employee contributions and may pay an additional 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests 33% per year of service, provided that amounts carried over from the former RAIT 401(k) plan retain the vesting schedule of that plan. No common shares are issued pursuant to the RAIT 401(k) plan.

Deferred Compensation

In June 2002, we established a supplemental executive retirement plan, or SERP, providing for retirement benefits to Betsy Z. Cohen, our Chairman, as required by her employment agreement with us. We amended this SERP plan on December 11, 2006 in connection with the acquisition of Taberna. Under the terms of the SERP Plan, Mrs. Cohen’s benefit consists of two components, a share component and a cash component. On July 1, 2007, the share component was distributed to Mrs. Cohen in the form of 158,101 common shares in a single lump sum. The cash component commenced distribution to Mrs. Cohen in a 50% joint and survivor annuity on July 1, 2007. We established a trust to serve as the funding vehicle for the SERP benefit. During the year ended December 31, 2008, $433 of the cash component was distributed to Mrs. Cohen through monthly payments. During the period from July 1, 2007 to December 31, 2007, $216 of the cash component was distributed to Mrs. Cohen through monthly payments. As of December 31, 2008, the remaining cash benefit obligation of $4,390 was eligible for a lump-sum distribution and was paid to Mrs. Cohen in January 2009. We recognized SERP compensation expense (benefit) of $798, $(621) and $6,458 for the years ended December 31, 2008, 2007 and 2006.

NOTE 12: EARNINGS (LOSS) PER SHARE

The following table presents a reconciliation of basic and diluted earnings (loss) per share for the three years ended December 31, 2008:

	For the Years Ended December 31
	2008	2007	2006
Income (loss) from continuing operations	$(617,070)	$(435,991)	$74,704
Income allocated to preferred shares	(13,641)	(11,817)	(10,079)
Income allocated to noncontrolling interests	189,580	69,707	(2,668)

Income (loss) from continuing operations available to common shares	(441,131)	(378,101)	61,957

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

	For the Years Ended December 31
	2008	2007	2006
Income (loss) from discontinued operations	(2,115)	(1,487)	5,882

Net income (loss) available to common shares	$(443,246)	$(379,588)	$67,839

Weighted-average shares outstanding—Basic	63,394,447	61,403,986	29,322,221
Dilutive securities under the treasury stock method	—	—	258,761

Weighted-average shares outstanding—Diluted	63,394,447	61,403,986	29,580,982

Earnings (loss) per share—Basic:
Continuing operations	$(6.96)	$(6.16)	$2.11
Discontinued operations	(0.03)	(0.02)	0.20

Total earnings (loss) per share—Basic	$(6.99)	$(6.18)	$2.31

Earnings (loss) per share—Diluted:
Continuing operations	$(6.96)	$(6.16)	$2.09
Discontinued operations	(0.03)	(0.02)	0.20

Total earnings (loss) per share—Diluted	$(6.99)	$(6.18)	$2.29

For the years ended December 31, 2008, 2007 and 2006, securities convertible into 13,032,968, 8,519,246 and 156,031 common shares, respectively, were excluded from the earnings per share computations because their effect would have been anti-dilutive.

NOTE 13: INCOME TAXES

RAIT and Taberna have elected to be taxed as REITs under Sections 856 through 860 of the Internal Revenue Code. To maintain qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our ordinary taxable income to shareholders. We generally will not be subject to U.S. federal income tax on taxable income that is distributed to our shareholders. If RAIT or Taberna fails to qualify as a REIT in any taxable year, we will then be subject to U.S. federal income taxes on our taxable income at regular corporate rates, and we will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants relief under certain statutory provisions. Such an event could materially adversely affect our net income and cash available for distributions to shareholders. However, we believe that both RAIT and Taberna will be organized and operated in such a manner as to qualify for treatment as a REIT, and both intend to operate in the foreseeable future in a manner so that both will qualify as a REIT. We may be subject to certain state and local taxes.

Our TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred costs by the CDO entities. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are expensed and are paid by the TRSs in the year in which the revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

The components of the provision for income taxes as it relates to our taxable income from domestic TRSs during the years ended December 31, 2008, 2007 and 2006 includes the effects of our performance of a portion of its TRS services in a foreign jurisdiction that does not incur income taxes.

Certain TRS entities are domiciled in the Cayman Islands and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally will be included in our income on a current basis as SubPart F income, whether or not distributed. Upon distribution of any previously included SubPart F income by these entities, no incremental U.S. federal, state, or local income taxes would be payable by us. Accordingly, no provision for income taxes has been recorded for these foreign TRS entities for the years ended December 31, 2008, 2007 and 2006.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

The components of the income tax benefit (provision) as it relates to our taxable income (loss) from domestic TRSs during the year ended December 31, 2008 were as follows:

	For the Year Ended December 31, 2008
	Federal	State and Local	Foreign	Total
Current benefit (provision)	$4,126	$231	(982)	$3,375
Deferred benefit (provision)	(1,004)	(234)	—	(1,238)

Income tax benefit (provision)	$3,122	$(3)	(982)	$2,137

The components of the income tax benefit (provision) as it relates to our taxable income (loss) from domestic TRSs during the year ended December 31, 2007 were as follows:

	For the Year Ended December 31, 2007
	Federal	State and Local	Foreign	Total
Current benefit (provision)	$(2,708)	$(1,239)	(1,104)	$(5,051)
Deferred benefit (provision)	12,699	3,089	—	15,788

Income tax benefit (provision)	$9,991	$1,850	(1,104)	$10,737

The components of the income tax benefit (provision) as it relates to our taxable income (loss) from domestic TRSs during the year ended December 31, 2006 were as follows:

	For the Year Ended December 31, 2006
	Federal	State and Local	Total
Current benefit (provision)	$(1,259)	$(370)	$(1,629)
Deferred benefit (provision)	2,201	611	2,812

Income tax benefit (provision)	$942	$241	$1,183

A reconciliation of the statutory tax rates to the effective rates is as follows for the years ended December 31, 2008, 2007 and 2006:

	For the Years Ended December 31
	2008	2007	2006
Federal statutory rate	35.0%	35.0%	35.0%
State statutory, net of federal benefit	—	6.6%	10.0%
Change in valuation allowance	(40.0)%	(16.8)%	—
Permanent items	(1.9)%	(10.9)%	—
Foreign tax effects	11.6%	17.6%	12.6%

Effective tax rate for domestic TRSs	4.7%	31.5%	57.6%

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Significant components of our deferred tax assets (liabilities), at our TRSs, are as follows as of December 31, 2008 and 2007:

Deferred tax assets (liabilities):	As of December 31, 2008	As of December 31, 2007
Net operating losses, at TRSs	$10,356	$1,216
Capital losses	6,144	6,114
Unrealized losses	12,651	—
Deferred origination fees	—	2,867
Other	318	1,236

Total deferred tax assets (liabilities)	29,469	11,433
Valuation allowance	(29,469)	(7,330)

Net deferred tax assets (liabilities)	$—	$4,103

As of December 31, 2008, we had $58,950 of federal and state net operating losses and $15,874 of capital losses. The federal net operating losses will expire in 2028 and the state net operating losses will begin to expire in 2017. The capital losses will expire in 2012. We have concluded that it is more likely that not the federal and state net operating losses and the capital losses will not be utilized during their respective carry forward periods; and as such, we have established a valuation allowance against these deferred tax assets. As of December 31, 2007, deferred tax assets, net of deferred tax liabilities, are included in other assets in the accompanying financial statements.

During 2007, we adopted the provisions of FIN 48 and the adoption of FIN 48 did not have a material effect on our consolidated financial statements as we do not maintain any uncertain tax contingencies. Since the adoption, we have not identified any uncertain tax contingencies. In the future, should we identify any uncertain tax contingencies, it is our intention that any related interest and penalties will be reflected as a part of our income tax expense.

NOTE 14: RELATED PARTY TRANSACTIONS

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with several related entities described below. All of these relationships and transactions were approved or ratified by a majority of our independent board of trustees as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

Our Chief Executive Officer as of December 31, 2008 and current Trustee, Daniel G. Cohen, holds controlling positions in various companies with which we conduct business. Daniel G. Cohen is the majority member of Cohen Brothers LLC d/b/a Cohen & Company, or Cohen & Company, a registered broker-dealer. Each transaction with Cohen & Company is described below:

a). Shared Services—For services relating to structuring and managing our investments in CMBS and RMBS, we pay an annual fee to Cohen & Company ranging from 2 to 20 basis points on the amount of the investments, based on the rating of the security. For investments in residential whole loans, we pay an annual fee of 1.5 basis points on the amount of the investments. In respect of other administrative services, we pay an amount equal to the cost of providing those services plus 10% of such cost. The agreement with Cohen & Company for these services terminated on July 1, 2008 and we did not renew or extend this agreement. During the years ended December 31, 2008, 2007 and 2006, we incurred total shared service expenses of $519, $1,138 and $80, respectively. Shared service expenses has been included in general and administrative expense in the accompanying consolidated statements of operations.

b). Office Leases—We maintain sub-lease agreements for shared office space and facilities with Cohen & Company. Rent expense during the years ended December 31, 2008, 2007 and 2006 relating to these leases was $50, $76 and $4, respectively and has been included in general and administrative expense in the accompanying consolidated statements of operations. Future minimum lease payments due over the remaining term of the lease are $358.

c). Non-Competition Agreement—As part of the spin-off of Taberna from Cohen & Company in April 2005 and before our acquisition of Taberna in December 2006, Taberna and Cohen & Company entered into a three-year non-competition agreement that ended in April 2008. As part of this agreement, Cohen & Company agreed not to engage in purchasing from, or acting as a placement agent for, issuers of TruPS or other preferred equity securities of real estate investment trusts and other real estate operating companies. Cohen & Company agreed to refrain from acting as asset manager for any such securities. As part of our acquisition of Taberna, we valued this non-competition agreement as an amortizing intangible asset. As of December 31, 2008, the intangible asset has been fully amortized.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

d). Common Shares—As of December 31, 2008 and 2007, Cohen & Company and its affiliate entities owned 510,434 of our common shares.

e). EuroDekania—EuroDekania is an affiliate of Cohen & Company. In September 2007, EuroDekania purchased approximately €10,000 ($13,892) of the subordinated notes and all of the €32,250 ($44,802) BBB-rated debt securities in Taberna Europe CDO II. We invested €17,500 ($24,311) in the total subordinated notes and earn management fees of 35 basis points on the collateral assets owned by this entity. EuroDekania will receive a fee equal to 3.5 basis points of our subordinated collateral management fee which is payable to EuroDekania only if we collect a subordinate management fee and EuroDekania retains an investment in the subordinated notes. During the years ended December 31, 2008 and 2007, we incurred collateral management fees of $376 and $152, respectively, payable to EuroDekania, which have been included in fee and other income in the accompanying consolidated statements of operations.

f). Trust Preferred Securities—In October 2008, we re-purchased $25,000 principal amount of our TruPS that we issued from a third party using the broker-dealer services of Cohen & Company, for which Cohen & Company received $70 in principal transaction income.

g). Fees—Cohen & Company provided origination services for our investments and placement and structuring services for certain debt and equity securities issued by our CDO securitizations. For these services, during the years ended December 31, 2007 and 2006, Cohen & Company received approximately $6,486 and $5,273, respectively, in origination, structuring and placement fees.

h). CDO Notes Payable—During the year ended December 31, 2007, we sold $20,000 of our Taberna Preferred Funding VIII CDO notes payable rated AAA to third parties using the broker-dealer services of Cohen & Company, for which Cohen & Company received $183 in principal transaction income. During the year ended December 31, 2007, we sold $12,750 of our RAIT Preferred Funding II CDO notes payable rated AA to a third party using the broker-dealer services of Cohen & Company. Cohen & Company did not receive any principal transaction income or loss in connection with this transaction. During the year ended December 31, 2007, we sold $15,000 of our Taberna Preferred Funding VIII CDO notes payable rated AA to an affiliate of Cohen & Company. Cohen & Company did not receive any principal transaction income in connection with this transaction.

i). Strategos Capital Management—Strategos Capital Management, or Strategos, is an affiliate of Cohen & Company. In October 2006, Taberna engaged Strategos to create and manage a $1.0 billion high-grade asset backed CDO. During 2007, we decided not to complete this securitization and terminated this agreement in July 2007 at no cost to us.

j). Kleros Preferred Funding VIII, Ltd.—Kleros Preferred Funding VIII, Ltd., or Kleros VIII, is a securitization managed by Cohen & Company. In June 2007, we purchased approximately $26,400 in par amount of bonds rated A through BBB issued by Kleros VIII, for a purchase price of approximately $23,997. As of December 31, 2008, the bonds have a current fair value of $0 and have been placed on non-accrual status.

Our Chairman, Betsy Z. Cohen, is the Chief Executive Officer and a director of The Bancorp, Inc., or Bancorp, and Chairman of the Board and Chief Executive Officer of its wholly-owned subsidiary, The Bancorp Bank, a commercial bank. Daniel G. Cohen is the Chairman of the Board of Bancorp and Vice-Chairman of the Board of Bancorp Bank. Each transaction with Bancorp is described below:

a). Cash and Restricted Cash—We maintain checking and demand deposit accounts at Bancorp. As of December 31, 2008 and 2007, we had $1,985 and $6,352, respectively, of cash and cash equivalents and $7,287 and $97,677, respectively, of restricted cash on deposit at Bancorp. We earn interest on our cash and cash equivalents at an interest rate of approximately 3.0% per annum. During the years ended December 31, 2008, 2007 and 2006, we received $123, $801 and $1,110, respectively, of interest income from Bancorp. Restricted cash held at Bancorp relates to borrowers’ escrows for taxes, insurance and capital reserves. Any interest earned on these deposits inures to the benefit of the specific borrower and not to us.

b). Office Leases and Other Services—We sublease a portion of a downtown Philadelphia office from Bancorp at an annual rental expense based upon the amount of square footage occupied. We are currently in the process of terminating this sublease agreement at final terms that have not yet been determined. Rent paid to Bancorp was $340, $445 and $387 for the years ended December 31, 2008, 2007 and 2006, respectively, and has been included in general and administrative expense in the accompanying consolidated statements of operations. During the years ended December 31, 2007 and 2006, we paid fees of $72 and $69, respectively, to Bancorp for information system technical support services.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

c). Participation Interests—We funded a $54,000 commercial mortgage during January 2008. At closing, Bancorp purchased a participation interest in this loan for a total commitment of $24,300. We also funded a $70,000 commercial mortgage during January 2008. At closing, Bancorp purchased a participation interest in this loan for a total commitment of $26,500, of which $22,500 was funded at closing. In November 2008, RAIT CRE CDO I, Ltd. purchased $19,268 of the outstanding loan balance from Bancorp and RAIT Preferred Funding II, Ltd. purchased the remaining $3,232 outstanding from Bancorp. We paid Bancorp fees of $321 for their services in connection with the closing of these loans.

We had a $3,369 first mortgage loan secured by Pennsview Apartments that has junior lien against it that is held by an entity controlled by Daniel G. Cohen. Our loan bore interest at a fixed rate of 8.0%, was to mature on March 29, 2008 and was paying in accordance with its terms. In March 2008, we transferred our first mortgage loan to another entity controlled by Mr. Cohen for $3,500, representing the outstanding principal balance of, and accrued interest on, the loan and an exit fee.

Brandywine Construction & Management, Inc., or Brandywine, is an affiliate of Edward E. Cohen, the spouse of Betsy Z. Cohen and father of Daniel G. Cohen. Brandywine provides real estate management services to certain properties underlying our real estate interests. Management fees of $123, $145 and $580 were paid to Brandywine during the years ended December 31, 2008, 2007 and 2006, respectively, relating to those interests. We believe that the management fees charged by Brandywine are comparable to those that could be obtained from unaffiliated third parties.

Eton Park Fund, L.P. and its affiliates—In connection with our sponsorship of Taberna Euro CDO I during January 2007, we paid Eton Park Fund L.P., or Eton Park, a standby equity commitment fee of $1,000. In exchange for this fee, they agreed to purchase up to €5,500 of the Class F subordinated notes issued by Taberna Euro CDO I. Eton Park owned approximately 6.4% of our common shares when the commitment fee was paid.

Mercury Real Estate Advisors LLC—In March 2007, we purchased approximately $9,000 in par amount of preference shares issued by various CDOs sponsored by Taberna from Mercury Real Estate Advisors LLC, or Mercury, for a purchase price of approximately $8,685. Mercury and its affiliates owned approximately 6.9% of our common shares when we purchased the preference shares.

NOTE 15: DISCONTINUED OPERATIONS

As of December 31, 2008, we had one property designated as held-for-sale. The balance sheet for this property is as follows:

	For the Year Ended December 31
	2008	2007
Assets:
Investments in real estate	$17,252	$17,577
Other Assets	194	—

Total assets held for sale	17,446	17,577

Liabilities:
Other Indebtedness	$14,215	$14,443
Accrued interest payable	64	67
Accounts payable and accrued expenses	1,042	674
Other liabilities	134	14

Total liabilities related to assets held for sale	$15,455	$15,198

Assets held for sale are included in our consolidated balance sheets under the caption “Other Assets.” Liabilities related to assets held for sale are included in our consolidated balance sheets under the caption “Other liabilities.”

For the years ended December 31, 2008, 2007 and 2006, income (loss) from discontinued operations relates to six real estate properties that we have sold since January 1, 2006.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

The following table summarizes revenue and expense information for the six properties sold since January 1, 2006:

	For the Years Ended December 31
	2008	2007	2006
Rental income	$2,247	$2,234	$8,171
Expenses:
Real estate operating expenses	3,516	2,837	6,129
Depreciation expense	846	528	569

Total expenses	4,362	3,365	6,698

Income (loss) from discontinued operations	(2,115)	(1,131)	1,473
Gain (loss) from discontinued operations	—	(356)	4,409

Total income (loss) from discontinued operations	$(2,115)	$(1,487)	$5,882

Discontinued operations have not been segregated in the consolidated statements of cash flows. Therefore, amounts for certain captions will not agree with respective data in the consolidated statements of operations.

NOTE 16: ACQUISITION OF TABERNA REALTY FINANCE TRUST

On December 11, 2006, we acquired all of the outstanding common shares of Taberna Realty Finance Trust. The total purchase price consideration for the acquisition was $619,128, including approximately $8,500 in expenses, and was paid through the exchange of each Taberna common share for 0.5389 of our common shares. We issued 23,904,309 common shares, including 481,785 unvested restricted shares issued to employees of Taberna in exchange for their unvested restricted shares that did not fully vest upon the completion of the merger. The value of the unvested restricted shares was $16,559, based on the stock price of our common shares on the date of merger, or $34.37 per share, and was excluded from the total purchase price consideration. This cost will be amortized to compensation expense as the shares vest over the remaining terms of the individual awards. The results of Taberna’s operations have been included in our financial statements from the date of acquisition.

For purposes of computing the total purchase price, the common shares issued in the transactions were valued based on the average trading price of our common shares of $26.07. The average trading price was based on the average of the closing prices for each of the two trading days before, the day of and the two trading days after the merger was announced in June 2006.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

The following table summarizes the fair value of the net assets acquired and liabilities assumed, including purchase price reallocation adjustments, from the acquisition of Taberna.

Description	Estimated Fair Value
Assets acquired:
Investments in securities	$5,040,737
Investments in real estate loans and related receivables	4,845,970
Cash and cash equivalents	31,675
Restricted cash	221,558
Accrued interest receivable	74,185
Warehouse deposits	38,783
Other assets	28,623
Goodwill	74,732
Intangible assets	133,747

Total assets acquired	10,490,010
Liabilities assumed:
Repurchase agreements and other indebtedness	1,117,632
Mortgage-backed securities issued	3,740,041
Trust preferred obligations	543,649
CDO notes payable	4,081,839

Total indebtedness assumed	9,483,161
Accrued interest payable	52,836
Accounts payable and accrued expenses	9,652
Deferred taxes and other liabilities	201,066

Total liabilities assumed	9,746,715
Noncontrolling interests in consolidated entities assumed	124,167

Fair value of net assets acquired	$619,128

Unaudited pro forma information relating to the acquisition of Taberna is presented below as if the acquisition occurred on January 1 of the period presented. These pro forma results are not necessarily indicative of the results which actually would have occurred if the acquisition had occurred on the first day of the periods presented, nor does the pro forma financial information purport to represent the results of operations for future periods:

Description	For the Year Ended December 31, 2006 (unaudited)
Pro forma revenue	$155,904
Pro forma income from continuing operations	89,262
Pro forma income available to common shareholders	85,003
Earnings per share from continuing operations:
Basic, as reported	$2.11
Basic, as pro forma	1.53
Diluted, as reported	2.09
Diluted, as pro forma	1.52

Description	For the Year Ended December 31, 2006 (unaudited)
Earnings per share:
Basic, as reported	$2.31
Basic, as pro forma	1.64
Diluted, as reported	2.29
Diluted, as pro forma	1.64

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

NOTE 17: DECONSOLIDATION OF VARIABLE INTEREST ENTITIES

We consolidate VIEs if we are determined to be the primary beneficiary, in accordance with FIN 46R. Specifically, we previously consolidated Taberna Preferred Funding II, Ltd and Taberna Preferred Funding V, Ltd., two CDOs in which we are determined to be the primary beneficiary primarily due to our majority ownership of the preferred shares issued by the CDOs. During the year ended December 31, 2007, we sold a portion of the preferred shares and non-investment grade debt that we retained in these two CDOs and concluded that we are no longer the primary beneficiary of these two CDOs. We deconsolidated the CDOs in accordance with FIN 46R and treated the deconsolidation of the CDOs as sales of the net assets of the entities and recorded losses on sales of assets of $99,537. Additionally, the losses we recorded on the sales of the net assets were in excess of our cost basis and we recorded gains on deconsolidation of VIEs of $117,158. The losses on the sales of the net assets of the VIEs was in excess of our cost basis due to other-than-temporary impairments we recorded on investments in securities held by these CDOs.

The following tables summarize the balance sheet and statement of operations of the deconsolidated VIEs as of the dates of their respective deconsolidation during 2007 and their income statements for historical periods. The statements of operations for the respective VIEs were included in our consolidated statement of operations during 2007 whereas the assets of the consolidated balance sheet below have been removed from our consolidated balance sheet as of December 31, 2007. The following table also describes the non-cash changes in our assets and liabilities during 2007 caused by the deconsolidation of these VIEs.

2007
ASSETS:
Investments in securities	$1,539,348
Accrued interest receivable	16,388
Restricted cash	2,298

Total assets	1,558,034

LIABILITIES:
CDO notes payable	$1,525,375
TruPS obligations	100,970
Accrued interest payable	12,941
Other liabilities	28,723

Total liabilities	1,668,009

Noncontrolling interests	(10,438)
Investment from RAIT	(99,537)

Total liabilities and investment from RAIT	$1,558,034

	For the Years Ended December 31
	2007	2006
Revenue:
Investment interest income	$120,084	$7,367
Investment interest expense	(94,143)	(5,173)

Net investment income	25,941	2,194
General and administrative expense	853	8

Income before other income (expense)	25,088	2,186
Losses on sales of assets	(99,537)	—
Gains on deconsolidation of VIEs	117,158	—
Unrealized gains (losses) on interest rate hedges	(552)	312
Asset impairments	(156,873)	—

Net income (loss)	$(114,716)	$1,586
Allocation to noncontrolling interests	35,613	—

Net income (loss) allocable to common shareholders	$(79,103)	$1,586

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

NOTE 18: QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table summarizes our quarterly financial data which, in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our results of operations:

	For the Three-Month Periods Ended
	March 31	June 30	September 30	December 31
2008:
Total revenue (a)	$62,847	$65,343	$61,558	$56,771
Change in fair value of financial instruments	255,850	97,056	(302,245)	(603,098)
Net income (loss)	237,493	113,062	(293,212)	(676,528)
Net income (loss) available to common shares	130,028	114,359	(181,781)	(505,852)
Total earnings (loss) per share—Basic (b)	$2.12	$1.82	$(2.82)	$(7.78)
Total earnings (loss) per share—Diluted (b)	$2.12	$1.82	$(2.82)	$(7.77)
2007:
Total revenue (a)	$55,976	$57,443	$60,164	$58,054
Change in fair value of financial instruments	—	—	—	—
Net income (loss)	28,631	35,955	(333,676)	(168,388)
Net income (loss) available to common shares	20,348	27,317	(243,676)	(183,577)
Total earnings (loss) per share—Basic (b)	$0.33	$0.44	$(3.97)	$(2.99)
Total earnings (loss) per share—Diluted (b)	$0.33	$0.44	$(3.97)	$(2.99)

(a)	Certain quarterly revenue has been reclassified to conform with the current period presentation.

(b)	The summation of quarterly per share amounts do not equal the full year amounts.

NOTE 19: OTHER DISCLOSURES

Segments

We have identified that we have one operating segment; accordingly we have determined that it has one reportable segment. As a group, our executive officers act as the Chief Operating Decision Maker (“CODM”). The CODM reviews operating results to make decisions about all investments and resources and to assess performance for the entire company. Our portfolio consists of one reportable segment, investments in real estate through the mechanism of lending and/or ownership. The CODM manages and reviews our operations as one unit. Resources are allocated without regard to the underlying structure of any investment, but rather after evaluating such economic characteristics as returns on investment, leverage ratios, current portfolio mix, degrees of risk, income tax consequences and opportunities for growth. We have no single customer that accounts for 10% or more of revenue.

Commitments and Contingencies

Unfunded Loan Commitments

Certain of our commercial mortgages and mezzanine loan agreements contain provisions whereby we are required to advance additional funds to our borrowers for capital improvements and upon the achievement of certain property operating hurdles. As of December 31, 2008, our incremental loan commitments are $98,670, which will be funded from either restricted cash held on deposit or revolving debt capacity dedicated for these purposes.

Employment Agreements

We are party to employment agreements with certain executives that provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

Litigation

We are involved from time to time in litigation on various matters, including disputes with tenants of owned properties, disputes arising out of agreements to purchase or sell properties and disputes arising out of our loan portfolio. Given the nature of our business activities, these lawsuits are considered routine to the conduct of our business. The result of any particular lawsuit cannot be predicted, because of the very nature of litigation, the litigation process and its adversarial nature, and the jury system. We do not expect that the liabilities, if any, that may ultimately result from such routine legal actions will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Putative Consolidated Class Action Securities Lawsuit

RAIT, certain of our executive officers and trustees and the lead underwriters involved in our public offering of common shares in January 2007 were named defendants in one or more of nine putative class action securities lawsuits filed in August and September 2007 in the United States District Court for the Eastern District of Pennsylvania. By Order dated November 17, 2007, the court consolidated these cases under the caption In re RAIT Financial Trust Securities Litigation (No. 2:07-cv-03148), and appointed a lead plaintiff and lead counsel. On January 4, 2008, lead plaintiff filed a consolidated class action complaint, or the complaint, on behalf of a putative class of purchasers of our securities between June 8, 2006 and August 3, 2007. The complaint names as defendants RAIT, eleven current and former officers and trustees of RAIT, ten underwriters who participated in certain of our securities offerings in 2007 and our independent accounting firm. The complaint alleges, among other things, that certain defendants violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 by making materially false and misleading statements and material omissions in registration statements and prospectuses about our credit underwriting, our exposure to certain issuers through investments in debt securities, and our loan loss reserves and other financial items. The complaint further alleges that certain defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder, by making materially false and misleading statements and material omissions during the putative class period about our credit underwriting, our exposure to certain issuers through investments in debt securities, and our loan loss reserves and other financial items. The complaint seeks unspecified compensatory damages, the right to rescind the purchases of securities in the public offerings, interest, and plaintiffs’ reasonable costs and expenses, including attorneys’ fees and expert fees. On December 23, 2008, the Court granted defendants’ motions to dismiss in part, on the ground that the named plaintiffs lack standing to pursue claims related to the company’s July 2007 offering. The Court otherwise denied all defendants’ motions to dismiss. The Court granted plaintiffs until January 30, 2009 to file a new amended complaint. By letter to the Court dated January 29, 2009, lead plaintiff advised that it did not intend to file an amended complaint. An adverse resolution of the litigation could have a material adverse effect on our financial condition and results of operations.

Shareholders’ Derivative Actions

On August 17, 2007, a putative shareholders’ derivative action was filed in the United States District Court for the Eastern District of Pennsylvania naming RAIT, as nominal defendant, and certain of our executive officers and trustees as defendants. The complaint in this action alleges that certain of our executive officers and trustees breached their duties to RAIT in connection with the matters that are the subject of the securities litigation described above. The board of trustees has established a special litigation committee to investigate the allegations made in the derivative action complaint and in shareholder demands asserting similar allegations, and to determine what action, if any, RAIT should take concerning them. On October 25, 2007, pursuant to a stipulation of the parties, the court ordered the derivative action stayed pending the completion of the special committee’s investigation, subject to quarterly status reports by the special litigation committee beginning March 31, 2008. On August 22, 2008, the special litigation committee advised the court that it had completed its investigation, had found no merit to the allegations of wrongdoing asserted against RAIT’s officers and trustees and concluded that prosecution of the claims asserted in the shareholders’ derivative action would not serve RAIT’s best interests. The special litigation committee accordingly moved on behalf of RAIT to dismiss that action. That motion remains pending, but on February 11, 2009, the court entered an order suspending the action while the parties engage in settlement discussions and requiring the parties to report to the court on the status of such discussions on or before March 15, 2009. An adverse resolution of this matter could have a material adverse effect on our financial condition and results of operations.

On February 10, 2009, a putative shareholders’ derivative action was filed in the Pennsylvania Court of Common Pleas of Philadelphia County naming RAIT, as nominal defendant, and certain of our executive officers and trustees as defendants. The complaint in this action alleges that certain of our executive officers and trustees breached their duties to RAIT in connection with the matters that are the subject of the securities litigation described above. An adverse resolution of this matter could have a material adverse effect on our financial condition and results of operations.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2008

(Dollars in thousands, except share and per share amounts)

Lease Obligations

We lease office space in Philadelphia, New York City and other locations. The annual minimum rent due pursuant to the leases for each of the next five years and thereafter is estimated to be as follows as of December 31, 2008:

2009	$2,072
2010	1,958
2011	1,319
2012	1,127
2013	1,094
Thereafter	2,245

Total	$9,815

Rent expense was $1,977, $2,271 and $384 for the years ended December 31, 2008, 2007, and 2006, respectively, and has been included in general and administrative expense in the accompanying consolidated statements of operations.

NOTE 20: SUBSEQUENT EVENTS (UNAUDITED)

In April 2009, we converted loans we held on seven multi-family properties with a total investment of $137,436 to real estate owned properties. Management is currently evaluating the fair value of these properties in accordance with the provisions of SFAS No. 141R.

On June 26, 2009, we sold all of our retained interests in four of our CDOs. The four CDOs are Taberna Preferred Funding III, Ltd, or Taberna III, Taberna Preferred Funding IV, Ltd., or Taberna IV, Taberna Preferred Funding VI, Ltd., or Taberna VI, and Taberna Preferred Funding VII, Ltd., or Taberna VII,. As a result of these sales, we deconsolidated the CDOs in accordance with FIN 46R and treated the deconsolidation of the CDOs as sales of the net assets of the entities and expect to record a loss on sale of approximately $297 million, net of allocations to noncontrolling interests of approximately $179 million. The deconsolidation and the loss on sale will be recorded during the three-month period ended June 30, 2009.

Litigation:

The disclosure below supplements “Note 19—Other Disclosures—Litigation—Putative Consolidated Class Action Securities Lawsuit’ above.

RAIT, certain of our executive officers and trustees and the lead underwriters involved in our public offering of common shares in January 2007 were named defendants in one or more of nine putative class action securities lawsuits filed in August and September 2007 in the United States District Court for the Eastern District of Pennsylvania. By Order dated November 17, 2007, the court consolidated these cases under the caption In re RAIT Financial Trust Securities Litigation (No. 2:07-cv-03148), and appointed a lead plaintiff and lead counsel. On January 4, 2008, lead plaintiff filed a consolidated class action complaint, or the complaint, on behalf of a putative class of purchasers of our securities between June 8, 2006 and August 3, 2007. The complaint names as defendants RAIT, eleven current and former officers and trustees of RAIT, ten underwriters who participated in certain of our securities offerings in 2007 and our independent accounting firm. The complaint alleges, among other things, that certain defendants violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 by making materially false and misleading statements and material omissions in registration statements and prospectuses about our credit underwriting, our exposure to certain issuers through investments in debt securities, and our loan loss reserves and other financial items. The complaint further alleges that certain defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder, by making materially false and misleading statements and material omissions during the putative class period about our credit underwriting, our exposure to certain issuers through investments in debt securities, and our loan loss reserves and other financial items. The complaint seeks unspecified compensatory damages, the right to rescind the purchases of securities in the public offerings, interest, and plaintiffs’ reasonable costs and expenses, including attorneys’ fees and expert fees.

On May 26, 2009, defendants entered into a written term sheet with lead plaintiff for settlement of the action. The term sheet provides that the claims of the plaintiff class will be settled for a cash payment of $32 million. The settlement payment is within the limits of RAIT’s directors and officers liability insurance, and RAIT’s insurers have agreed to fund the settlement. Plaintiffs have agreed to a complete release of all claims against all defendants in the action. The settlement is subject to the completion of a definitive written settlement agreement, confirmatory discovery, and court approval of the settlement after written notice to the class. In connection with the settlement, the defendants have at all times denied, continue to deny and admit no wrongdoing of any kind.

The disclosure below supplements “Note 19—Other Disclosures—Litigation—Shareholders’ Derivative Actions’ above.

On August 17, 2007, a putative shareholders’ derivative action, styled Sarver v. Cohen (Civil Action No. 2:07-cv-03420), was filed in the United States District Court for the Eastern District of Pennsylvania naming RAIT, as nominal defendant, and certain of our executive officers and trustees as defendants. The complaint in this action alleges that certain of our executive officers and trustees breached their duties to RAIT in connection with the matters that are the subject of the securities litigation described above. The board of trustees established a special litigation committee to investigate the allegations made in the derivative action complaint and in shareholder demands asserting similar allegations, and to determine what action, if any, RAIT should take concerning them. On October 25, 2007, pursuant to a stipulation of the parties, the court ordered the derivative action stayed pending the completion of the special committee’s investigation, subject to quarterly status reports by the special litigation committee beginning March 31, 2008. On August 22, 2008, the special litigation committee advised the court that it had completed its investigation, had found no merit to the allegations of wrongdoing asserted against RAIT’s officers and trustees and concluded that prosecution of the claims asserted in the shareholders’ derivative action would not serve RAIT’s best interests. The special litigation committee accordingly moved on behalf of RAIT to dismiss that action. That motion remains pending, but on February 11, 2009, the court entered an order suspending the action while the parties engaged in settlement discussions.

On February 10, 2009, a putative shareholders’ derivative action, styled Plank v. Cohen (No. 1288 February Term 2009), was filed in the Pennsylvania Court of Common Pleas of Philadelphia County naming RAIT, as nominal defendant, and certain of our executive officers and trustees as defendants. The complaint in this action alleges that certain of our executive officers and trustees breached their duties to RAIT in connection with the matters that are the subject of the securities litigation described above.

On April 14, 2009, RAIT entered into a Stipulation and Agreement of Settlement that provides for the settlement and dismissal of the two putative shareholder derivative actions described above. The settlement does not include the claims asserted in the putative consolidated shareholder class action securities lawsuit described above, or other direct claims of purchasers of RAIT securities. The settlement, which remains subject to court approval, provides that, within two months of the settlement’s effective date and for five years thereafter, RAIT will adopt and implement certain corporate governance practices relating to board structure, trustee compensation, majority voting in the election of trustees, nomination procedures for trustees and the provision of a designated compliance officer under RAIT’s code of business conduct and ethics. RAIT believes it already complies with most of these corporate governance practices. The settlement further provides that RAIT will pay plaintiffs’ counsel up to a maximum of $400,000 for attorneys’ fees and costs, subject to court approval of those fees and costs and final approval of the settlement. RAIT and the other defendants make no admission of wrongdoing under the settlement and expressly deny each and every claim and allegation made against them in the derivative actions. An adverse resolution of either of the putative shareholder derivative actions described above could have a material adverse effect on our financial condition and results of operations.

RAIT Financial Trust

Schedule II

Valuation and Qualifying Accounts

For the Three Years Ended December 31, 2008

(Dollars in thousands)

	Balance, Beginning of Period	Additions		Deductions	Balance, End of Period
For the year ended December 31, 2008	$26,389	$162,783		$(17,199)	$171,973

For the year ended December 31, 2007	$5,345	$21,721		$(677)	$26,389

For the year ended December 31, 2006	$226	$5,119	(1)	$—	$5,345

(1)	Includes approximately $2,620 of a loan loss provision acquired from Taberna on December 11, 2006.

RAIT Financial Trust

Schedule III

Real Estate and Accumulated Depreciation

As of December 31, 2008

(Dollars in thousands)

Property Name	Description	Location	Initial Cost		Cost of Improvements, net of Retirements		Gross Carrying Amount		Accumulated Depreciation- Building	Encumb- rance (2)	Year of Acquisition	Life of Depreci- ation
			Land	Building	Land	Building	Land (1)	Building (1)
Willow Grove	Land	Pennsylvania	$307	$—	$—	$—	$307	$—	$—	$—	2001	N/A
Cherry Hill	Land	New Jersey	307	—	—	—	307	—	—	—	2001	N/A
Reuss	Office	Wisconsin	4,080	36,720	10	11,123	4,090	47,843	(5,806)	(22,500)	2004	30
McDowell	Office	Arizona	9,803	55,523	5	818	9,808	56,341	(2,897)	—	2007	30
Aslan Centerpoint	Multi-Family	Alabama	1,290	7,923	—	323	1,290	8,246	(636)	(14,215)	2007	30
Aslan Chalkville	Multi-Family	Alabama	400	3,598	—	202	400	3,800	(268)	—	2007	30
Aslan Terrace	Multi-Family	Alabama	542	3,629	—	237	542	3,866	(301)	—	2007	30
Northpoint	Office	Georgia	2,715	10,859	(75)	(295)	2,640	10,564	(147)	(10,170)	2008	30
Stonecrest	Multi-Family	Alabama	5,858	23,433	(62)	(250)	5,796	23,183	(339)	(19,500)	2008	30
Crestmont	Multi-Family	Georgia	3,207	12,828	41	166	3,248	12,994	(117)	—	2008	30
Copper Mill	Multi-Family	Texas	3,420	13,681	20	79	3,440	13,760	(126)	—	2008	30
Cumberland	Multi-Family	Georgia	3,194	12,776	60	239	3,254	13,015	(118)	—	2008	30
Heritage Trace	Multi-Family	Virginia	2,642	10,568	(7)	(28)	2,635	10,540	(97)	—	2008	30
Mandalay Bay	Multi-Family	Texas	5,363	21,453	27	108	5,390	21,561	(197)	—	2008	30
Oyster Point	Multi-Family	Virginia	3,920	15,680	(37)	(146)	3,883	15,534	(144)	—	2008	30
Tuscany Bay	Multi-Family	Florida	7,002	28,009	43	171	7,045	28,180	(257)	—	2008	30
Autumn Grove	Multi-Family	Illinois	10,166	40,665	153	611	10,319	41,276	(312)	—	2008	30

			$64,216	$297,345	$178	$13,358	$64,394	$310,703	$(11,762)	$(66,385)

(1)	The aggregate cost basis for federal income tax purposes of our investments in real estate interests approximates the carrying amount at December 31, 2008.

Investments in Real Estate Interests	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Balance, beginning of period	$137,205	$64,270
Additions during period:
Acquisitions through foreclosure	237,439	82,708
Improvements to land and building	2,110	3,062
Deductions during period:
Dispositions of real estate	(1,657)	(12,835)

Balance, end of period:	$375,097	$137,205

Accumulated Depreciation	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Balance, beginning of period	$5,728	$2,838
Depreciation expense	6,620	3,061
Dispositions of real estate	(586)	(171)

Balance, end of period:	$11,762	$5,728

RAIT Financial Trust

Schedule IV

Mortgage Loans on Real Estate

As of December 31, 2008

(Dollars in thousands)

(1) Summary of Commercial Mortgages, Mezzanine Loans, Other Loans and Preferred Equity Interests

Description of mortgages	Number of Loans	Interest Rate		Maturity Date		Principal		Carrying Amount of Mortgages
		Lowest	Highest	Lowest	Highest	Lowest	Highest
Commercial mortgages
Multi-family	60	4.7%	12.3%	3/1/09	12/8/13	$610	$36,675	$676,445
Office	19	3.7%	8.7%	3/1/09	5/30/12	4,415	41,753	246,753
Retail	12	6.5%	10.4%	3/1/09	2/1/12	2,496	74,000	251,314
Other	4	7.0%	12.0%	3/1/09	7/30/10	2,225	36,299	71,934

Subtotal	95	3.7%	12.3%	3/1/09	12/8/13	610	74,000	1,246,446
Mezzanine loans
Multi-family	62	6.0%	15.0%	3/1/09	9/30/18	120	11,352	140,198
Office	42	4.4%	12.5%	7/16/09	5/1/21	250	29,166	193,605
Retail	23	8.0%	14.0%	12/15/09	6/11/17	210	25,860	90,246
Other	9	5.2%	12.5%	3/1/09	8/31/21	248	18,413	28,323

Subtotal	136	4.4%	15.0%	3/1/09	8/31/21	120	29,166	452,372
Other loans
Multi-family	2	7.2%	7.2%	12/7/10	12/7/10	16,435	16,636	33,070
Office	6	4.3%	9.1%	3/1/09	10/30/16	4,862	21,997	77,256
Retail	2	3.9%	4.8%	8/30/12	8/31/12	24,375	24,375	48,750
Other	2	3.9%	5.8%	4/9/10	8/1/13	5,500	15,000	16,951

Subtotal	12	3.9%	9.1%	3/1/09	10/30/16	4,862	24,375	176,027
Preferred equity interests
Multi-family	18	9.0%	17.5%	3/1/09	4/1/15	884	35,232	98,626
Office	14	9.0%	11.0%	6/11/09	1/1/17	92	19,500	61,087
Retail	4	9.9%	12.5%	1/1/14	10/11/16	650	5,000	7,675
Other	1	17.0%	17.0%	9/4/21	9/4/21	6,000	6,000	6,000

Subtotal	37	9.0%	17.5%	3/1/09	9/4/21	92	35,232	173,388
Total commercial mortgages, mezzanine loans, other loans and preferred equity interests	280	3.7%	17.5%	3/1/09	9/4/21	$92	$74,000	$2,048,233

(a)	The tax basis of the commercial mortgages, mezzanine loans, other loans and preferred equity interests approximates the carrying amount.

(b)	Reconciliation of carrying amount of commercial mortgages, mezzanine loans, other loans and preferred equity interests:

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Balance, beginning of period	$2,354,243	$1,330,334
Additions during period:
New mortgage loans and preferred equity interests	107,509	1,355,591
Additional advances	25,271	14,867
Accretion of discount	704	475
Deductions during period:
Collections of principal	(250,806)	(347,024)
Loans acquired through foreclosure	(188,688)	—

Balance, end of period:	$2,048,233	$2,354,243

(a) Summary of Commercial Mortgages, Mezzanine Loans, Other Loans and Preferred Equity by Geographic Location:

Location by State	Number of Loans	Interest Rate		Principal		Total Carrying Amount of Mortgages (a)
		Lowest	Highest	Lowest	Highest
Texas	45	3.9%	14.5%	350	31,695	$299,390
Florida	26	7.1%	14.5%	496	41,753	285,179
Various States	10	4.3%	17.5%	4,862	59,263	211,653
California	28	4.4%	12.5%	250	20,000	200,745
Arizona	18	7.1%	12.0%	1,329	36,675	153,242
Pennsylvania	14	3.7%	15.0%	600	74,000	137,217
New York	20	6.0%	12.5%	248	25,037	134,442
Colorado	12	7.0%	12.0%	1,217	21,890	87,015
Ohio	8	3.9%	12.5%	435	24,375	70,726
Nevada	7	4.7%	11.0%	3,251	19,271	61,211
North Carolina	3	7.0%	10.9%	5,346	28,102	55,244
Minnesota	6	7.0%	12.5%	425	15,752	42,082
Tennessee	6	7.5%	17.0%	1,110	22,033	39,273
Massachusetts	3	5.2%	12.0%	1,000	18,413	37,618
Wisconsin	19	5.3%	12.5%	92	8,409	29,483
Mississippi	2	6.2%	12.5%	820	25,411	26,231
Illinois	3	9.0%	12.5%	210	19,500	23,305
South Carolina	3	7.5%	12.5%	1,000	11,765	17,305
New Jersey	6	7.0%	12.5%	550	7,700	15,773
Arkansas	2	7.4%	9.0%	6,441	9,172	15,613
Indiana	5	7.5%	12.5%	373	7,520	13,399
Georgia	5	6.8%	12.5%	300	5,750	12,860
Virginia	6	8.5%	12.5%	120	9,862	12,702
Michigan	5	8.3%	12.8%	593	4,956	10,474
Nebraska	1	11.0%	11.0%	10,000	10,000	10,000
Connecticut	2	11.0%	12.0%	2,250	7,748	9,998
Alabama	2	7.8%	12.0%	2,450	7,195	9,645
Missouri	1	6.0%	6.0%	8,845	8,845	8,845
Idaho	1	7.5%	7.5%	5,895	5,895	5,895
Maryland	3	11.0%	14.5%	340	2,500	4,213
Kentucky	3	11.5%	12.5%	248	2,360	3,885
Vermont	1	11.5%	11.5%	1,131	1,131	1,131
South Dakota	1	12.5%	12.5%	746	746	746
District of Columbia	1	12.0%	12.0%	676	676	676
Delaware	1	12.5%	12.5%	670	670	670
Louisiana	1	12.5%	12.5%	347	347	347

	280	3.7%	17.5%	$92	$74,000	$2,048,233

(2) Summary of Residential Mortgages and Mortgage-Related Receivables:

Description of mortgages	Number of Loans	Interest Rate		Maturity Date		Original Principal		Carrying Amount of Mortgages (a), (b)
		Lowest	Highest	Lowest	Highest	Lowest	Highest
Residential mortgages (c)
3/1 Adjustable Rate
2-4 Family	1	6.0%	6.0%	9/1/35	9/1/35	$408	$408	$389
Condominium	53	4.8%	6.6%	5/1/35	11/1/35	120	1,000	18,965
PUD	49	4.5%	7.0%	3/1/35	10/1/35	104	1,000	15,412
Single Family	138	4.5%	7.0%	4/1/35	11/1/35	73	2,000	54,723

Subtotal	241	4.5%	7.0%	3/1/35	11/1/35	73	2,000	89,489
5/1 Adjustable Rate
2-4 Family	118	4.9%	8.4%	10/1/32	6/1/36	59	1,450	53,958
Condominium	1,084	3.9%	8.6%	10/1/32	7/1/36	34	2,000	452,074
CO-OP	20	5.0%	6.1%	6/1/35	7/1/36	139	1,000	11,278
PUD	680	4.1%	7.9%	9/1/34	7/1/36	79	3,000	268,432
Single Family	4,256	2.4%	8.6%	10/1/32	7/1/36	41	3,195	2,166,916

Subtotal	6,158	2.4%	8.6%	10/1/32	7/1/36	34	3,195	2,952,658
7/1 Adjustable Rate
2-4 Family	20	5.0%	7.8%	9/1/34	10/1/35	128	1,500	9,725
Condominium	161	5.0%	7.0%	2/1/35	11/1/35	88	1,000	61,417
CO-OP	8	5.1%	5.6%	6/1/35	9/1/35	69	1,302	5,251
PUD	247	4.9%	6.8%	12/1/34	11/1/35	112	1,980	125,422
Single Family	671	4.1%	7.9%	9/1/33	11/1/35	68	2,280	299,324

Subtotal	1,107	4.1%	7.9%	9/1/33	11/1/35	68	2,280	501,139
10/1 Adjustable Rate
Condominium	1	5.0%	5.0%	8/1/35	8/1/35	644	644	639
CO-OP	1	5.4%	5.4%	7/1/35	7/1/35	655	655	650
PUD	18	5.4%	6.1%	2/1/35	9/1/35	480	2,250	17,632
Single Family	46	5.1%	6.3%	4/1/35	9/1/35	225	2,870	36,718

Subtotal	66	5.0%	6.3%	2/1/35	9/1/35	225	2,870	55,639

Total residential mortgages	7,572	2.4%	8.6%	10/1/32	7/1/36	$34	$3,195	$3,598,925

(a)	The tax basis of the residential mortgages and mortgage-related receivables approximates the carrying amount.

(b)	Reconciliation of carrying amount of residential mortgages and mortgage-related receivables:

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007
Balance, beginning of period	$4,065,950	$4,676,950
Additions during period:
Accretion of discounts	6,143	7,646
Purchase price reallocation from Taberna acquisition	—	1,058
Deductions during period:
Collections of principal	(469,663)	(620,571)
Asset impairments	(3,505)	—

Balance, end of period:	$3,598,925	$4,065,083

(c) Summary of Residential Mortgages and Mortgage-Related Receivables by Geographic Location:

Location by State	Number of Loans	Interest Rate		Original Principal		Total Carrying Amount of Mortgages (a)
		Lowest	Highest	Lowest	Highest
California	3,021	3.9%	8.1%	$88	$3,000	$1,629,491
Florida	667	3.8%	8.6%	60	2,350	262,565
Virginia	441	3.9%	8.3%	105	1,750	200,620
New Jersey	262	4.4%	7.0%	94	2,000	127,331
Maryland	240	4.3%	8.4%	90	1,848	118,364
New York	191	4.5%	7.9%	69	2,500	111,785
Arizona	292	4.5%	7.5%	73	3,000	110,941
Nevada	266	4.1%	7.1%	76	2,250	108,601
Illinois	184	4.3%	7.0%	77	2,000	87,697
Washington	207	4.3%	7.1%	120	1,115	87,444
Colorado	173	4.5%	7.4%	34	2,000	76,498
Massachusetts	132	4.3%	8.4%	164	1,295	64,756
Georgia	168	4.4%	6.9%	85	1,560	62,415
North Carolina	125	4.3%	7.8%	100	1,512	57,967
Minnesota	132	4.4%	7.3%	110	1,470	55,844
Michigan	170	4.0%	7.3%	75	2,657	47,950
Connecticut	70	4.1%	6.8%	126	3,195	47,433
Texas	93	4.1%	7.4%	72	1,549	37,145
Oregon	90	4.4%	6.9%	68	1,600	29,731
Ohio	82	2.4%	8.6%	41	1,400	28,379
South Carolina	51	4.5%	6.9%	79	3,000	27,798
District of Columbia	55	4.4%	6.9%	158	1,000	27,713
Pennsylvania	69	4.0%	7.8%	59	1,700	26,653
Hawaii	36	4.5%	6.6%	90	1,400	21,951
Utah	50	4.5%	6.9%	88	3,000	21,178
Missouri	40	4.4%	7.4%	63	1,500	14,099
Wisconsin	25	4.8%	7.1%	112	1,311	12,319
Idaho	29	4.9%	7.6%	96	1,100	12,214
Tennessee	33	4.5%	7.0%	81	979	11,346
Delaware	18	4.8%	7.9%	103	1,365	7,882
New Hampshire	18	4.6%	6.4%	70	1,591	7,028
Indiana	19	4.0%	6.4%	92	680	6,637
Alabama	21	4.5%	6.1%	94	1,127	6,522
Rhode Island	16	4.5%	7.9%	120	1,000	6,376
New Mexico	7	5.3%	6.0%	179	1,250	4,404
Kentucky	14	4.5%	6.3%	111	892	4,262
Montana	6	5.1%	6.0%	141	1,500	4,107
Wyoming	3	5.5%	5.9%	683	2,585	4,008
Iowa	9	4.8%	6.0%	104	650	3,132
West Virginia	9	5.1%	6.6%	169	479	2,786
Vermont	4	5.0%	5.5%	120	1,000	2,469
Nebraska	3	5.0%	6.0%	92	935	1,757
Oklahoma	3	5.4%	6.1%	332	825	1,613
Kansas	6	4.6%	6.9%	96	615	1,458
Louisiana	4	5.6%	6.5%	107	615	1,372
North Dakota	4	4.8%	5.6%	128	520	1,145
Arkansas	4	5.4%	5.6%	99	550	1,082
Maine	3	5.5%	5.9%	108	713	1,024
South Dakota	2	5.3%	5.8%	133	620	712
Alaska	3	4.8%	5.4%	200	700	698
Mississippi	2	6.0%	6.5%	109	116	223

	7,572	2.4%	8.6%	$34	$3,195	$3,598,925